Filed pursuant to rule 424(b)(2)
Registration Statements Nos. 333-163665 and 333-163665-01
CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Aggregate offering price	Amount of registration fee(1)
Debt securities	US$6,000,000,000.00	US$696,600.00
Guaranties	—	— (2)

(1)	The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees.
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 11, 2009)
Petrobras International Finance Company
Unconditionally guaranteed by
Petróleo Brasileiro S.A.—Petrobras
(Brazilian Petroleum Corporation-Petrobras)

U.S.$2,500,000,000.00	3.875% Global Notes due 2016
U.S.$2,500,000,000.00	5.375% Global Notes due 2021
U.S.$1,000,000,000.00	6.750% Global Notes due 2041
The 3.875% Global Notes due 2016 (the “2016 Notes”), the 5.375% Global Notes due 2021 (the “2021 Notes”) and the 6.750% Global Notes due 2041 (the “2041 Notes”) (each a “series” and collectively the “notes”) are general, unsecured, unsubordinated obligations of Petrobras International Finance Company, or “PifCo,” a wholly-owned subsidiary of Petróleo Brasileiro S.A.-Petrobras, or “Petrobras.” The notes will be unconditionally and irrevocably guaranteed by Petrobras. The 2016 Notes will mature on January 27, 2016, and will bear interest at the rate of 3.875% per annum. Interest on the 2016 Notes is payable on January 27 and July 27 of each year, beginning on July 27, 2011. The 2021 Notes will mature on January 27, 2021, and will bear interest at the rate of 5.375% per annum. Interest on the 2021 Notes is payable on January 27 and July 27 of each year, beginning on July 27, 2011. The 2041 Notes will mature on January 27, 2041, and will bear interest at the rate of 6.750% per annum. Interest on the 2041 Notes is payable on January 27 and July 27 of each year, beginning on July 27, 2011.
PifCo will pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on the notes. PifCo may redeem, in whole or in part, the notes at any time by paying the greater of the principal amount of the notes and the applicable “make-whole” amount, plus, in each case, accrued interest. The notes will also be redeemable without premium prior to maturity at PifCo’s option solely upon the imposition of certain withholding taxes. See “Description of the Notes-Optional Redemption-Redemption for Taxation Reasons.”

PifCo intends to apply to have the notes approved for listing on the New York Stock Exchange, or the “NYSE.”

See “Risk Factors” on page S-15 to read about factors you should consider before buying the notes offered in this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per
	Note	Total
Initial price to the public(1):
2016 Notes	99.663%	U.S.$	2,491,575,000
2021 Notes	99.801%	U.S.$	2,495,025,000
2041 Notes	99.288%	U.S.$	992,880,000
Underwriting discount:
2016 Notes	0.250%	U.S.$	6,250,000
2021 Notes	0.300%	U.S.$	7,500,000
2041 Notes	0.350%	U.S.$	3,500,000
Proceeds, before expenses, to PifCo:
2016 Notes	99.413%	U.S.$	2,485,325,000
2021 Notes	99.501%	U.S.$	2,487,525,000
2041 Notes	98.938%	U.S.$	989,380,000

(1)	Plus accrued interest from January 27, 2011, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme and Euroclear S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about January 27, 2011.
Joint Bookrunners

BTG Pactual	Citi	HSBC	Itaú	J.P.Morgan	Santander
Co-managers

Credit Agricole CIB	Mitsubishi UFJ Securities
January 20, 2011

PROSPECTUS SUPPLEMENT
PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the notes PifCo is offering and certain other matters relating to PifCo and Petrobras and their financial condition. The second part, the accompanying prospectus, gives more general information about securities that PifCo and Petrobras may offer from time to time. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.
     We are responsible for the information contained and incorporated by reference in this prospectus and in any related free-writing prospectus we prepare or authorize. PifCo and Petrobras have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither PifCo nor Petrobras is making an offer to sell the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.
     In this prospectus supplement, unless the context otherwise requires or as otherwise indicated, references to “Petrobras” mean Petróleo Brasileiro S.A.-Petrobras and its consolidated subsidiaries taken as a whole, and references to “PifCo” mean Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras, and its consolidated subsidiaries taken as a whole. Terms such as “we,” “us” and “our” generally refer to both Petrobras and PifCo, unless the context requires otherwise or as otherwise indicated.
FORWARD-LOOKING STATEMENTS
     Many statements made or incorporated by reference in this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained, or incorporated by reference, in this prospectus supplement may be identified by the use of forward-looking words, such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. We have made forward-looking statements that address, among other things:
•	our marketing and expansion strategy;

•	our exploration and production activities, including drilling;

•	our activities related to refining, import, export, transportation of petroleum, natural gas and oil products, petrochemicals, power generation, biofuels and other sources of renewable energy;

•	our projected and targeted capital expenditures and other costs, commitments and revenues;

•	our liquidity and sources of funding;

•	development of additional revenue sources; and

•	the impact, including cost, of acquisitions.
     Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors. These factors include, among other things:
•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	our ability to find, acquire or gain access to additional reserves and to develop our current reserves successfully;

•	global economic conditions;

•	our ability to find, acquire or gain access to additional reserves and to develop our current reserves successfully;

•	uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, laws or regulations;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments;

•	natural disasters, accidents, military operations, acts of terrorism or sabotage, wars or embargoes;

•	the cost and availability of adequate insurance coverage; and

•	other factors discussed below under “Risk Factors.”
     For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
     All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating by reference into this prospectus supplement the following documents that we have filed with the Securities and Exchange Commission (SEC):
PifCo
     (1) The combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2009, filed with the SEC on May 19, 2010.
     (2) The combined Petrobras and PifCo Annual Report on Form 20-F/A for the year ended December 31, 2009, filed with the SEC on August 31, 2010.
     (3) The PifCo report on Form 6-K containing financial information for the nine-month period ended September 30, 2010, prepared in accordance with U.S. GAAP, furnished to the SEC on November 23, 2010.
     (4) Any future filings of PifCo on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities offered by this prospectus supplement, and any future reports of PifCo on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus supplement or the accompanying prospectus.
Petrobras
     (1) The combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2009, filed with the SEC on May 19, 2010.
     (2) The combined Petrobras and PifCo Annual Report on Form 20-F/A for the year ended December 31, 2009, filed with the SEC on August 31, 2010.
     (3) Reports on Form 6-K/A and Form 6-K furnished by Petrobras to the SEC on the dates indicated below, concerning the financial condition and results of operations of Petrobras for the nine-month period ended September 30, 2010:
•	Report furnished on November 24, 2010, containing financial statements prepared in accordance with U.S. GAAP as of September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009.

•	Report furnished on November 24, 2010, containing our release concerning Petrobras’ earnings and financial condition for the nine months ended September 30, 2010.
     (4) Reports on Form 6-K, furnished to the SEC by Petrobras on the dates indicated below, concerning other recent developments in our business:
•	Reports furnished on May 17, 2010 and May 27, 2010, relating to the May 31, 2010 payment of interest on capital for the 2010 fiscal year in the amount of R$1,755 million.

•	Report furnished on June 23, 2010, relating to Petrobras’ Business Plan for 2010-2014.

•	Report furnished on July 19, 2010, relating to the approval by Petrobras’ board of directors of an advance payment of interest on capital for the 2010 fiscal year in the amount of R$1,755 million.

•	Report furnished on August 13, 2010, relating to the shutdown of operations at the P-33 platform in the Marlim field of the Campos Basin.

•	Report furnished on August 30, 2010, relating to the August 31, 2010 payment of interest on capital for the 2010 fiscal year in the amount of R$0.20 per common and R$0.20 per preferred share.

•	Report furnished on September 3, 2010, containing material information about Petrobras that was made available to potential investors in a preliminary prospectus supplement, dated as of September 3, 2010, that Petrobras filed with the SEC under Rule 424(b)(2) in connection with a global offering of its shares, including shares in the form of American Depositary Shares (ADSs).

•	Report furnished on October 25, 2010, relating to the execution of an ethanol supply contract with Açúcar Guarani S.A. with a total estimated value R$2.1 billion.

•	Report furnished on November 1, 2010, relating to the execution of an ethanol supply agreement with Toyota Tsusho Corporation with a total estimated value of US$820 million.

•	Report furnished on November 12, 2010, relating to the execution of construction contracts in the amount of US$3.46 billion providing for the construction of production units for the development of the Santos Basin pre-salt areas.

•	Report furnished on November 24, 2010, relating to the November 30, 2010 payment of interest on capital for the 2010 fiscal year in amount of R$0.14 per common and R$0.14 per preferred shares (R$0.28 per ADR).

•	Report furnished on December 22, 2010, relating to Petrobras’ acquisition of a 30% stake in Refinaria Alberto Pasqualini S.A. (REFAP).

•	Report furnished on December 27, 2010, relating to the December 30, 2010 payment of interest on capital for the 2010 fiscal year in amount R$0.20 per common and R$0.20 per preferred shares (R$0.40 per ADR).

•	Report furnished on January 18, 2011, relating to Petrobras' 2010 year-end volumes of proved reserves of oil, condensate and natural gas in Brazil and outside of Brazil, calculated in accordance with the SEC rules for estimating and disclosing oil and gas reserve quantities.
     (5) Reports on Form 6-K, furnished to the SEC by Petrobras on the dates indicated below, concerning the capitalization of Petrobras, and transfer to Petrobras of certain exploration and production rights and related legal developments, and the global offering of Petrobras shares, including shares in the form of ADSs:
•	Report furnished on June 10, 2010, relating to the approval by the Brazilian Federal Senate of legislation regarding Petrobras’ capitalization, the transfer to Petrobras of pre-salt oil and gas exploration and production rights and the introduction of a production-sharing regime for exploration and production activities in pre-salt and strategic areas.

•	Report furnished on June 23, 2010, relating to the approval by Petrobras’ shareholders of amendments to Petrobras’ bylaws to permit the capitalization transaction.

•	Report furnished on June 30, 2010, relating to the signature by the Brazilian president of legislation regarding Petrobras’ capitalization and the transfer to Petrobras of pre-salt oil and gas exploration and production rights.

•	Reports furnished on July 29, 2010 and August 12, 2010, relating to the approval by shareholders of the criteria and methodology for the valuation of the Brazilian federal treasury bills (Letras Financeiras de emissão da Secretaria do Tesouro Nacional, or LFTs) to be used by Petrobras’ shareholders at their election to pay for shares, and delegating authority to the board of directors of Petrobras to establish the value of each series of LFTs used for this purpose.

•	Report furnished on September 7, 2010, containing English translations of the reservation forms for the priority subscription of Petrobras’ common shares and preferred shares.

•	Report furnished on September 7, 2010, containing an English translation of the form of Assignment Agreement for the transfer of rights to explore and produce oil, natural gas and other fluid hydrocarbons in certain pre-salt areas among Petrobras, the Brazilian federal government and the National Petroleum, National Gas and Biofuels Agency (ANP).

•	Report on Form 6-K/A furnished on September 20, 2010, relating to the approval by Petrobras’ board of directors of an increase in the maximum amount of additional shares, including shares in the form of ADSs, that may be issued by Petrobras under Brazilian law in addition to those initially offered in the global offering.
     (6) Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities offered by this prospectus supplement, and any future reports of Petrobras on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION
     Information that we file with or furnish to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.
     Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:
Investor Relations Department
Petróleo Brasileiro S.A.-Petrobras
Avenida República do Chile, 65 — 22nd Floor
20031-912 — Rio de Janeiro — RJ, Brazil
Telephone: (55-21) 3224-1510/3224-9947
Email: petroinvest@petrobras.com.br
     In addition, you may review copies of the materials we file with or furnish to the SEC without charge, and copies of all or any portion of such materials can be obtained at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We also file materials with the SEC electronically. The SEC maintains an Internet site that contains materials that we file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

SUMMARY
     This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the notes. You should read carefully the entire prospectus supplement, the accompanying prospectus including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
     In this prospectus supplement, unless the context otherwise requires or as otherwise indicated, references to “Petrobras” mean Petróleo Brasileiro S.A.-Petrobras and its consolidated subsidiaries taken as a whole, and references to “PifCo” mean Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras, and its consolidated subsidiaries taken as a whole. Terms such as “we”, “us” and “our” generally refer to both Petrobras and PifCo, unless the context requires otherwise or as otherwise indicated.
PifCo
     PifCo is a wholly-owned subsidiary of Petrobras, incorporated under the laws of the Cayman Islands. PifCo purchases crude oil and oil products from third parties and sells to Petrobras. PifCo also purchases crude oil and oil products from Petrobras and sells them outside Brazil. Additionally, PifCo sells oil and oil products to and from third parties and related parties mainly outside Brazil. PifCo will gradually reduce both its sales of crude oil and oil products to Petrobras and its sales of crude oil and oil products to third parties, and will eventually cease these commercial operations altogether. At that time, PifCo will become a finance subsidiary functioning as a vehicle for Petrobras to raise capital for our operations outside of Brazil through the issuance of debt securities in the international capital markets, among other means. Petrobras’ support of PifCo’s debt obligations has been and will continue to be made through unconditional and irrevocable guaranties of payment.
     PifCo engages in borrowings in international capital markets unconditionally guaranteed by Petrobras as part of Petrobras’ strategy to expand its operations and facilitate its access to international capital markets.
     In addition, a number of activities are conducted by four wholly-owned subsidiaries of PifCo, as set out below:
•	Petrobras Europe Limited, or PEL, a United Kingdom company that acts as an agent and advisor in connection with Petrobras’ activities in Europe, the Middle East, the Far East and Africa;

•	Petrobras Finance Limited, or PFL, a Cayman Islands company that carries out a financing program supported by future sales of fuel oil;

•	Bear Insurance Company Limited, or BEAR, a Bermuda company that contracts insurance for Petrobras and its subsidiaries; and

•	Petrobras Singapore Private Limited, or PSPL, a company incorporated in Singapore to trade crude oil and oil products in connection with our trading activities in Asia.
     PifCo’s principal executive office is located at Harbour Place, 103 South Church Street, 4th Floor P.O. Box 1034GT-BWI, George Town, Grand Cayman, Cayman Islands, and its telephone number is (55-21) 3487-2375.

Petrobras
     Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. For the year ended December 31, 2009, and the nine-month period ended September 30, 2010, Petrobras had sales of U.S.$115.9 billion and U.S.$110.4 billion, net operating revenues of U.S.$91.9 billion and U.S.$88.1 billion and net income of U.S.$15.5 billion and U.S.$13.3 billion, respectively. Petrobras engages in a broad range of activities, which cover the following segments of its operations:
•	Exploration and Production. This is our principal business segment, and encompasses oil and natural gas exploration, development and production activities in Brazil, sales and transfers of crude oil in domestic and foreign markets, transfers of natural gas to the Gas and Power segment and sales of oil products produced at natural gas processing plants. According to the ANP, we were responsible for approximately 98.5% of Brazil’s total production of oil and natural gas in 2009.

•	Refining, Transportation and Marketing. This segment comprises Petrobras’ downstream activities in Brazil, including refining, logistics, transportation, export and purchase of crude oil, as well as the purchase and sale of oil products and ethanol. Additionally, this segment includes the petrochemical division, which includes investments in domestic petrochemical companies. As of December 31, 2009, we operated 92% of Brazil’s total refining capacity.

•	Gas and Power. This segment consists primarily of the purchase, sale and transportation and distribution of natural gas produced in or imported into Brazil. This segment also includes Petrobras’ participation in domestic natural gas transportation, natural gas distribution, thermoelectric power generation and two domestic fertilizer plants. The Gas and Power segment has included results from our fertilizer operations since January 1, 2010. In prior years, the results from our fertilizer operations were included in our Refining, Transportation and Marketing segment.

•	Distribution. This segment encompasses the oil product and ethanol distribution activities conducted by Petrobras’ majority owned subsidiary, Petrobras Distribuidora S.A. — BR (Petrobras Distribuidora), in Brazil. Petrobras Distribuidora is the largest oil products distributor in Brazil, with a market share of 38.6% and 38.7%, in 2009 and September 30, 2010, respectively, according to the ANP. As of September 30, 2010, Petrobras Distribuidora had approximately 7,000 service stations in Brazil.

•	International. This segment comprises Petrobras’ international activities conducted in 25 countries outside Brazil, which include exploration and production, refining, transportation and marketing, distribution and gas and power.

•	Corporate. This segment includes activities not attributable to other segments, including corporate financial management, central administrative overhead and actuarial expenses related to Petrobras’ pension and health care plans for inactive participants. Our Corporate segment also includes our bio-renewables operations, including the results of our subsidiary Petrobras Biocombustível S.A.
     Petrobras’ principal executive office is located at Avenida República do Chile, 65 20031-912 - Rio de Janeiro RJ, Brazil, and its telephone number is (55-21) 3224-4477.

The Offering

Issuer	Petrobras International Finance Company, or “PifCo.”

The 2016 Notes	U.S.$2,500,000,000.00 aggregate principal amount of 3.875% Global Notes due January 27, 2016, or the “2016 Notes.”

The 2021 Notes	U.S.$2,500,000,000.00 aggregate principal amount of 5.375% Global Notes due January 27, 2021, or the “2021 Notes.”

The 2041 Notes	U.S.$1,000,000,000.00 aggregate principal amount of 6.750% Global Notes due January 27, 2041, or the “2041 Notes” (each of the 2016 Notes, the 2021 Notes and the 2041 Notes a “series” and collectively the “notes”).

Closing Date	January 27, 2011

Maturity Date	For the 2016 Notes: January 27, 2016.
For the 2021 Notes: January 27, 2021.
For the 2041 Notes: January 27, 2041.

Interest	For the 2016 Notes: The 2016 Notes will bear interest from January 27, 2011, the date of original issuance of the notes, at the rate of 3.875% per annum, payable semiannually in arrears on each interest payment date.

For the 2021 Notes: The 2021 Notes will bear interest from January 27, 2011, the date of original issuance of the notes, at the rate of 5.375% per annum, payable semiannually in arrears on each interest payment date.

For the 2041 Notes: The 2041 Notes will bear interest from January 27, 2011, the date of original issuance of the notes, at the rate of 6.750% per annum, payable semiannually in arrears on each interest payment date.

Interest Payment Dates	For the 2016 Notes: January 27 and July 27 of each year, commencing on July 27, 2011.

For the 2021 Notes: January 27 and July 27 of each year, commencing on July 27, 2011.

For the 2041 Notes: January 27 and July 27 of each year, commencing on July 27, 2011.

Denominations	PifCo will issue the notes only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Codes

(a) Common Code	For the 2016 Notes: 056300856

For the 2021 Notes: 058524484

For the 2041 Notes: 058524689

(b) ISIN	For the 2016 Notes: US71645WAT80

For the 2021 Notes: US71645WAR25

For the 2041 Notes: US71645WAS08

(c) CUSIP	For the 2016 Notes: 71645W AT8

For the 2021 Notes: 71645W AR2

For the 2041 Notes: 71645W AS0

Use of Proceeds	PifCo intends to use the net proceeds from the sale of the notes for general corporate purposes and to finance Petrobras’ planned capital expenditure under its 2010-2014 Business Plan while maintaining an adequate capital structure and staying within Petrobras’ targeted financial leverage ratios in accordance with its 2010-2014 Business Plan. See “Use of Proceeds.”

Indenture	The notes offered hereby will be issued pursuant to an indenture between PifCo and The Bank of New York Mellon, a New York banking corporation, as trustee, dated as of December 15, 2006, as supplemented by the fifth supplemental indenture in the case of the 2016 Notes, by the sixth supplemental indenture in the case of the 2021 Notes, and by the seventh supplemental indenture in the case of the 2041 Notes, each dated as of the closing date, among PifCo, Petrobras and the trustee. When we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by each of the fifth supplemental indenture, the sixth supplemental indenture and the seventh supplemental indenture. See “Description of the Notes.”

Guaranties	The notes will be unconditionally guaranteed by Petrobras under the guaranties. See “Description of the Guaranties.”

Ranking	The notes constitute general senior unsecured and unsubordinated obligations of PifCo which will at all times rank pari passu among themselves and with all other senior unsecured obligations of PifCo that are not, by their terms, expressly subordinated in right of payment to the notes.

The obligations of Petrobras under the guaranties constitute general senior unsecured obligations of Petrobras which will at all times rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to Petrobras’ obligations under the guaranties.

Optional Redemption	PifCo may redeem any of the notes at any time in whole or in part by paying the greater of the principal amount of such series of the notes and the relevant “make-whole” amount, plus, in each case, accrued interest, as described under “Description of the Notes — Optional Redemption.”

Early Redemption at PifCo’s Option Solely for Tax Reasons	The notes will be redeemable in whole at their principal amount, plus accrued and unpaid interest, if any, to the relevant date of redemption, at PifCo’s option at any time only in the event of certain changes affecting taxation. See “Description of the Notes — Optional Redemption-Redemption for Taxation Reasons.”

Covenants	The terms of the indenture will require PifCo, among other things, to:

(a) PifCo	• pay all amounts owed by it under the indenture and the notes when such amounts are due;

• maintain an office or agent in New York for the purpose of service of process and maintain a paying agent located in the United States;

• ensure that the notes continue to be senior obligations of PifCo;

• use proceeds from the issuance of the notes for specified purposes;

• give notice to the trustee of any default or event of default under the indenture;

• provide certain financial statements to the trustee;

• take actions to maintain the trustee’s or the holders’ rights under the relevant transaction documents; and

• replace the trustee upon any resignation or removal of the trustee.

In addition, the terms of the indenture will restrict the ability of PifCo and its subsidiaries, among other things, to:

• undertake certain mergers, consolidations or similar transactions; and

• create certain liens on its assets or pledge its assets.

PifCo’s covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes — Covenants”

(b) Petrobras	The terms of the guaranties will require Petrobras, among other things, to:

• pay all amounts owed by it in accordance with the terms of the guaranties and the indenture;

• maintain an office or agent in New York for the purpose of service of process;

• ensure that its obligations under the guaranties will continue to be senior obligations of Petrobras;

• give notice to the trustee of any default or event of default under the indenture; and

• provide certain financial statements to the trustee.

In addition, the terms of the guaranties will restrict the ability of Petrobras and its subsidiaries, among other things, to:

• undertake certain mergers, consolidations or similar transactions; and

• create certain liens on its assets or pledge its assets.

Petrobras’ covenants are subject to a number of important qualifications and exceptions. See “Description of the Guaranties-Covenants.”

Events of Default	The following events of default will be events of default with respect to each series of the notes:

• failure to pay principal on the notes of such series within three calendar days of its due date;

• failure to pay interest on the notes of such series within 30 calendar days of any interest payment date;

• breach by PifCo of a covenant or agreement in the indenture or by Petrobras of a covenant or agreement in the guaranty for such series of the notes if not remedied within 60 calendar days;

• acceleration of a payment on the indebtedness of PifCo, Petrobras or any material subsidiary that equals or exceeds U.S.$100 million;

• a final judgment against PifCo, Petrobras or any material subsidiary that equals or exceeds U.S.$100 million;

• certain events of bankruptcy, liquidation or insolvency of PifCo, Petrobras or any material subsidiary;

• certain events relating to the unenforceability of the notes, the indenture or the guaranty for such series of the notes against PifCo or Petrobras;

• Petrobras ceasing to own at least 51% of PifCo’s outstanding voting shares.

The events of default are subject to a number of important qualifications and limitations. See “Description of the Notes -Events of Default.”

Modification of Notes, Indenture and Guaranties	The terms of the indenture may be modified by PifCo and the trustee, and the terms of the guaranties may be modified by Petrobras and the trustee, in some cases without the consent of the holders of the relevant series of the notes. See “Description of Debt Securities-Special Situations-Modification and Waiver” in the accompanying prospectus.

Clearance and Settlement	The notes will be issued in book-entry form through the facilities of The Depository Trust Company, or “DTC,” for the accounts of its direct and indirect participants, including Clearstream Banking, société anonyme and Euroclear S.A./N.V., as operator of the Euroclear System, and will trade in DTC’s Same-Day Funds Settlement System. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Clearance and Settlement.”

Withholding Taxes; Additional Amounts	Any and all payments of principal, premium, if any, and interest in respect of the notes will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments, levies, imposts or charges whatsoever imposed, levied, collected, withheld or assessed by Brazil, the jurisdiction of PifCo’s incorporation or any other jurisdiction in which PifCo appoints a paying agent under the indenture, or any political subdivision or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If PifCo is required by law to make such withholding or deduction, it will pay such additional amounts as are necessary to ensure that the holders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. In the event Petrobras is obligated to make payments to the holders under the guaranties, Petrobras will pay such additional amounts as are necessary to ensure that the holders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. See “Description of the Notes -Covenants-Additional Amounts.”

Governing Law	The indenture, the notes, and the guaranties will be governed by, and construed in accordance with, the laws of the State of New York.

Listing	PifCo intends to apply to have the notes approved for listing on the New York Stock Exchange.

Risk Factors	You should carefully consider the risk factors discussed beginning on page S-15 and the other information included or incorporated by reference in this prospectus supplement, before purchasing any notes.

RECENT DEVELOPMENTS
     Global Offering of Shares
     On September 29, 2010, Petrobras issued 2,293,907,960 common shares (including common shares in the form of American Depositary Shares (ADSs)) and 1,788,515,136 preferred shares (including preferred shares in the form of ADSs) in a global public offering consisting of a registered offering in Brazil and an international offering, which included a registered offering in the United States. On October 1, 2010, Petrobras issued an additional 75,198,838 common shares (including common shares in the form of ADSs) and 112,798,256 preferred shares (including preferred shares in the form of ADSs) pursuant to the exercise of the underwriters’ over-allotment option. The aggregate proceeds of the global offering to Petrobras, after underwriting discounts and commissions and including the exercise of the underwriters’ over-allotment option, was approximately U.S.$70 billion. Petrobras applied the net proceeds from the global offering to pay the initial purchase price under the Assignment Agreement described below and to continue to develop all of its business segments in accordance with Petrobras’ 2010-2014 Business Plan.
     Assignment Agreement (cessão onerosa)
     On September 3, 2010, Petrobras entered into an agreement with the Brazilian federal government (the Assignment Agreement), under which the government assigned to us the right to conduct research activities and the exploration and production of fluid hydrocarbons in specified pre-salt areas, subject to a maximum production of five billion barrels of oil equivalent. On September 7, 2010, Petrobras filed an English translation of the form of Assignment Agreement with the SEC in a report on Form 6-K, which is incorporated by reference in this prospectus supplement. For further information on the Assignment Agreement, see the Petrobras report on Form 6-K furnished to the SEC on September 3, 2010, containing material information about Petrobras that was made available to potential investors in the global offering, which is incorporated by reference in this prospectus supplement.

RISK FACTORS
     Our annual report on Form 20-F for the year ended December 31, 2009, and the Petrobras report on Form 6-K furnished to the SEC on September 3, 2010 containing material information about Petrobras that was made available to potential investors in the global offering, both of which are incorporated by reference herein, include extensive risk factors relating to our business and to Brazil. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.
Risks Relating to PifCo’s Debt Securities
The market for the notes may not be liquid.
     The notes are not listed on any securities exchange and are not quoted through an automated quotation system. We intend to apply to have the notes approved for listing on the New York Stock Exchange. We can make no assurance as to the liquidity of or trading markets for the notes offered by this prospectus supplement. We cannot guarantee that holders will be able to sell their notes in the future. If a market for the notes does not develop, holders may not be able to resell the notes for an extended period of time, if at all.
Restrictions on the movement of capital out of Brazil may impair your ability to receive payments on the guaranties and restrict Petrobras’ ability to make payments to PifCo in U.S. Dollars.
     The Brazilian government may impose temporary restrictions on the conversion of Brazilian currency into foreign currencies and on the remittance to foreign investors of proceeds from their investments in Brazil. Brazilian law permits the Brazilian government to impose these restrictions whenever there is a serious imbalance in Brazil’s balance of payments or there are reasons to foresee a serious imbalance.
     The Brazilian government imposed remittance restrictions for approximately six months in 1990. The Brazilian government could decide to take similar measures in the future. Similar restrictions, if imposed, could impair or prevent the conversion of payments under the guaranties from reais into U.S. Dollars and the remittance of the U.S. Dollars abroad. In the case that the PifCo noteholders receive payments in reais corresponding to the equivalent U.S. dollar amounts due under PifCo’s notes, it may not be possible to convert these amounts into U.S. dollars. These restrictions, if imposed, could also prevent Petrobras from making funds available to PifCo in U.S. dollars abroad, in which case PifCo may not have sufficient U.S. dollar funds available to make payment on its debt obligations.
     In addition, payments by Petrobras under the guaranties in connection with PifCo’s notes do not currently require approval by or registration with the Central Bank of Brazil. The Central Bank of Brazil may nonetheless impose prior approval requirements on the remittance of U.S. Dollars abroad, which could cause delays in such payments.
Petrobras would be required to pay judgments of Brazilian courts enforcing its obligations under the guaranties only in reais.
     If proceedings were brought in Brazil seeking to enforce Petrobras’ obligations in respect of the guaranties, Petrobras would be required to discharge its obligations only in reais. Under Brazilian exchange control regulations, an obligation to pay amounts denominated in a currency other than reais, which is payable in Brazil pursuant to a decision of a Brazilian court, may be satisfied in reais at the rate of exchange, as determined by the Central Bank of Brazil, in effect on the date of payment.
A finding that Petrobras is subject to U.S. bankruptcy laws and that any of the guaranties executed by it was a fraudulent conveyance could result in the relevant PifCo holders losing their legal claim against Petrobras.
     PifCo’s obligation to make payments on the notes is guaranteed by Petrobras. Petrobras has been advised by its external U.S. counsel that the guaranties are valid and enforceable in accordance with the laws of the State of New York.

In addition, Petrobras has been advised by its general counsel that the laws of Brazil do not prevent the guaranties from being valid, binding and enforceable against Petrobras in accordance with their terms. In the event that U.S. federal fraudulent conveyance or similar laws are applied to a guaranty, and Petrobras, at the time it issued the relevant guaranty:
•	was or is insolvent or rendered insolvent by reason of its entry into such guaranty;

•	was or is engaged in business or transactions for which the assets remaining with it constituted unreasonably small capital; or

•	intended to incur or incurred, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature; and

•	in each case, intended to receive or received less than reasonably equivalent value or fair consideration therefor, then Petrobras’ obligations under such guaranty could be avoided, or claims with respect to such guaranty could be subordinated to the claims of other creditors. Among other things, a legal challenge to a guaranty on fraudulent conveyance grounds may focus on the benefits, if any, realized by Petrobras as a result of PifCo’s issuance of the series of the notes supported by such guaranty. To the extent that either guaranty is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the series of PifCo notes supported by such guaranty would not have a claim against Petrobras under such guaranty and will solely have a claim against PifCo. Petrobras cannot assure you that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the PifCo holders relating to any avoided portion of the relevant guaranty.

USE OF PROCEEDS
     PifCo intends to use the net proceeds from the sale of the notes for general corporate purposes and to finance Petrobras’ planned capital expenditure under its 2010-2014 Business Plan while maintaining an adequate capital structure and staying within Petrobras’ targeted financial leverage ratios in accordance with its 2010-2014 Business Plan.

CAPITALIZATION
PifCo
     The following table sets out the consolidated debt and capitalization of PifCo under U.S. GAAP at September 30, 2010, excluding accrued interest, and as adjusted to give effect to the issue of the notes offered hereby.

	As of September 30, 2010
		As Adjusted for
	Actual	this Offering
	(Unaudited)
	(U.S.$ thousand)
Short-term debt:
Current portion of long-term debt	391,758	391,758

Total	391,758	391,758

Long-term debt:
Total long-term debt (less current portion)	12,472,859	18,472,859
Stockholder’s deficit:
Capital stock(1)	300,050	300,050
Additional paid in capital	266,394	266,394
Accumulated deficit	(889,065)	(889,065)
Other comprehensive income (loss)	(27,698)	(27,698)

Total stockholder’s deficit	(350,319)	(350,319)

Total capitalization	12,514,298	18,514,298

(1)	Comprising 300,050,000 shares of common stock, par value U.S.$1.00, which have been authorized and issued.

Petrobras
     The following table sets out the consolidated debt and capitalization of Petrobras under U.S. GAAP at September 30, 2010, excluding accrued interest, and as adjusted to give effect to the issue of the notes offered hereby.

	As of September 30, 2010
		As Adjusted for
	Actual	this Offering
	(Unaudited)
	(U.S.$ million)
Short-Term Debt:
Short-term debt	12,521	12,521
Current portion of capital lease obligations	138	138
Total	12,659	12,659

Long-term debt:
Foreign currency denominated	30,120	36,120
Local currency denominated	31,364	31,364

Total long-term debt	61,484	67,484

Capital lease obligations (less current portion)	155	155
Non-controlling interest	2,234	2,234
Total shareholders’ equity (1)	174,580	174,580

Total capitalization	251,112	257,112

(1)	Comprising (a) 7,367,255,304 shares of common stock and (b) 5,489,244,532 shares of preferred stock, in each case with no par value and in each case which have been authorized and issued. These figures include the common shares (including common shares in the form of American Depositary Shares (ADSs)) and preferred shares (including preferred shares in the form of ADSs) issued by Petrobras on September 29, 2010 in connection with Petrobras’ global public offering.
     Subsequent Events
     On October 1, 2010, Petrobras issued an additional 75,198,838 common shares (including common shares in the form of ADSs) and 112,798,256 preferred shares (including preferred shares in the form of ADSs), pursuant to the exercise of the underwriters’ over-allotment option, with the same prices and terms as the shares previously issued in Petrobras’ global public offering. As a result of this issuance, Petrobras’ total capital is currently comprised of 7,442,454,142 shares of common stock and 5,602,042,788 shares of preferred stock.
     On September 30, 2010, Petrobras Netherlands B.V.P (PNBV), a wholly-owned subsidiary of Petrobras, borrowed U.S.$500 million from Sociéte Genérale. The loan will mature in 2016 and will bear interest at an initial rate of Libor plus a spread reflecting the prevailing rate at the time of incurrence.
     On November 16, 2010, Petrobras borrowed R$3,950 million (U.S.$2,278 million using the period-end real/U.S. dollar exchange rate as of September 30, 2010) from Banco do Brasil S.A. The loan will mature in 2016 and will bear interest at an initial rate of CDI plus a spread reflecting the prevailing rate at the time of incurrence. Of the total amount borrowed, R$3,700 million (U.S.$2,134 million using the period-end real/U.S. dollar exchange rate as of September 30, 2010) was used to repay an outstanding loan with Banco do Brasil S.A.
     On November 17, 2010, PNBV borrowed U.S.$313 million from Citibank N.A. and Eksportfinans ASA. The loan will mature in 2020 and will bear interest at an initial rate of Libor plus a spread reflecting the prevailing rate at the time of incurrence.
     On January 6, 2011, Charter Development LLC, a consolidated special purpose entity of Petrobras, borrowed U.S.$750 million under a line of credit with Standard Chartered Bank. The loan will mature in 2018 and will bear interest at an initial rate of Libor plus a spread reflecting the prevailing rate at the time of incurrence.

DESCRIPTION OF THE NOTES
     The following description of the terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture, the fifth supplemental indenture in connection with the 2016 Notes, the sixth supplemental indenture in connection with the 2021 Notes and the seventh supplemental indenture in connection with the 2041 Notes, because they, and not this description, will define your rights as holders of the 2016 Notes, the 2021 Notes and the 2041 Notes, respectively. If the description of the terms of the notes in this summary differs in any way from that in the accompanying prospectus, you should rely on this summary. You may obtain copies of the indenture, the fifth supplemental indenture, the sixth supplemental indenture and the seventh supplemental indenture upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”
The Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture
     PifCo will issue the notes under an indenture dated as of December 15, 2006 between PifCo and The Bank of New York Mellon, a New York banking corporation, as trustee, as supplemented by the fifth supplemental indenture in the case of the 2016 Notes, the sixth supplemental indenture in the case of the 2021 Notes and the seventh supplemental indenture in the case of the 2041 Notes, each dated as of the closing date, which provide the specific terms of the notes offered by this prospectus supplement, including granting holders rights against Petrobras under the respective guaranties. Whenever we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by the fifth supplemental indenture in the case of the 2016 Notes, the sixth supplemental indenture in the case of the 2021 Notes and the seventh supplemental indenture in the case of the 2041 Notes.
General
     The 2016 Notes
     The 2016 Notes will be general, senior, unsecured and unsubordinated obligations of PifCo having the following basic terms:
     The title of the 2016 Notes will be the 3.875% Global Notes due 2016;
     The 2016 Notes will:
•	be issued in an aggregate principal amount of U.S.$2,500,000,00.00;

•	mature on January 27, 2016;
•	bear interest at a rate of 3.875% per annum from January 27, 2011, the date of issuance of the 2016 Notes, until maturity or early redemption and until all required amounts due in respect of the 2016 Notes have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	be unconditionally guaranteed by Petrobras pursuant to a guaranty described below under “Guaranties.”
•	Interest on the 2016 Notes will be paid semiannually on January 27 and July 27 of each year (each of which we refer to as an “interest payment date”), commencing on July 27, 2011 and the regular record date for any interest payment date will be the business day preceding that date; and

•	In the case of amounts not paid by PifCo under the indenture and the 2016 Notes (or Petrobras under the guaranty for the 2016 Notes), interest will continue to accrue on such amounts at a default rate equal to 0.5% in excess of the interest rate on the 2016 Notes, from and including the date when such amounts were due and owing and through and excluding the date of payment of such amounts by PifCo or Petrobras.
     Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PifCo’s obligations under the 2016 Notes and Petrobras’ obligations under the guaranty for the 2016 Notes.
     The 2021 Notes
     The 2021 Notes will be general, senior, unsecured and unsubordinated obligations of PifCo having the following basic terms:
     The title of the 2021 Notes will be the 5.375% Global Notes due 2021;
     The 2021 Notes will:
•	be issued in an aggregate principal amount of U.S.$2,500,000,000.00;

•	mature on January 27, 2021;
•	bear interest at a rate of 5.375% per annum from January 27, 2011, the date of issuance of the 2021 Notes, until maturity or early redemption and until all required amounts due in respect of the 2021 Notes have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	be unconditionally guaranteed by Petrobras pursuant to a guaranty described below under “Guaranties.”
•	Interest on the 2021 Notes will be paid semiannually on January 27 and July 27 of each year (each of which we refer to as an “interest payment date”), commencing on July 27, 2011 and the regular record date for any interest payment date will be the business day preceding that date; and

•	In the case of amounts not paid by PifCo under the indenture and the 2021 Notes (or Petrobras under the guaranty for the 2021 Notes), interest will continue to accrue on such amounts at a default rate equal to 0.5% in excess of the interest rate on the 2021 Notes, from and including the date when such amounts were due and owing and through and excluding the date of payment of such amounts by PifCo or Petrobras.
     Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PifCo’s obligations under the 2021 Notes and Petrobras’ obligations under the guaranty for the 2021 Notes.
     The 2041 Notes
     The 2041 Notes will be general, senior, unsecured and unsubordinated obligations of PifCo having the following basic terms:
     The title of the 2041 Notes will be the 6.750% Global Notes due 2041;

     The 2041 Notes will:
•	be issued in an aggregate principal amount of U.S.$1,000,000,000.00;

•	mature on January 27, 2041;
•	bear interest at a rate of 6.750% per annum from January 27, 2011, the date of issuance of the 2041 Notes, until maturity or early redemption and until all required amounts due in respect of the 2041 Notes have been paid;

•	be issued in global registered form without interest coupons attached;

•	be issued and may be transferred only in principal amounts of U.S.$2,000 and in integral multiples of U.S.$1,000 in excess thereof; and

•	be unconditionally guaranteed by Petrobras pursuant to a guaranty described below under “Guaranties.”
•	Interest on the 2041 Notes will be paid semiannually on January 27 and July 27 of each year (each of which we refer to as an “interest payment date”), commencing on July 27, 2011 and the regular record date for any interest payment date will be the business day preceding that date; and

•	In the case of amounts not paid by PifCo under the indenture and the 2041 Notes (or Petrobras under the guaranty for the 2041 Notes), interest will continue to accrue on such amounts at a default rate equal to 0.5% in excess of the interest rate on the 2041 Notes, from and including the date when such amounts were due and owing and through and excluding the date of payment of such amounts by PifCo or Petrobras.
     Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PifCo’s obligations under the 2041 Notes and Petrobras’ obligations under the guaranty for the 2041 Notes.
Guaranties
     Petrobras will unconditionally and irrevocably guarantee the full and punctual payment when due, whether at the maturity date of the notes, or earlier or later by acceleration or otherwise, of all of PifCo’s obligations now or hereafter existing under the indenture and the notes, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses or otherwise. The guaranties will be unsecured and will rank equally with all of Petrobras’ other existing and future unsecured and unsubordinated debt including guaranties previously issued by Petrobras in connection with prior issuances of indebtedness. See “Description of the Guaranties.”
Depositary with Respect to Global Notes
     The notes will be issued in global registered form with The Depository Trust Company, or “DTC,” as depositary. For further information in this regard, see “Clearance and Settlement.”
Events of Default
     The following events will be events of default with respect to each series of the notes:
•	PifCo does not pay the principal on the notes of such series within three calendar days of its due date and the trustee has not received such amounts from Petrobras under the relevant guaranty by the end of that three-day period.

•	PifCo does not pay interest or other amounts, including any additional amounts, on the notes within 30 calendar days of their due date and the trustee has not received such amounts from Petrobras under the relevant guaranty by the end of that thirty-day period.

•	PifCo or Petrobras remains in breach of any covenant or any other term of the indenture or guaranty for such series for 60 calendar days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after receiving a notice of default stating that it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of such series of the notes.

•	The maturity of any indebtedness of PifCo or Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$100,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or the material subsidiary of any indebtedness is not acceleration for this purpose;

•	One or more final and non-appealable judgments or final decrees is entered against PifCo, Petrobras or a material subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$100,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 120 calendar days after rendering of that judgment.

•	PifCo, Petrobras or any material subsidiary stop paying or admits that it is generally unable to pay its debts as they become due, is adjudicated or found bankrupt or insolvent or is ordered by a court or passes a resolution to dissolve.

•	PifCo, Petrobras or any material subsidiary commences voluntarily proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or files an application for the appointment of an administrator, receiver or other similar official in relation to PifCo, Petrobras or any material subsidiary, or any events occur or action is taken that has effects similar to those events or actions described in this paragraph.

•	PifCo, Petrobras or any material subsidiary enters into any composition or other similar arrangement with its creditors (such as a concordata, which is a type of liquidation agreement), or proceedings are initiated against PifCo, Petrobras or any material subsidiary under applicable bankruptcy, insolvency or intervention law or law with similar effect and is not discharged or removed within 90 calendar days, or an administrator, receiver or similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of the undertakings or assets of PifCo, Petrobras or any material subsidiary and is not discharged or removed within 90 calendar days, or any events occur or action is taken that has effects similar to those events or actions described in this paragraph.

•	The notes of such series, the indenture, the relevant guaranty, or any part of those documents, ceases to be in full force and effect or binding and enforceable against PifCo or Petrobras, or it becomes unlawful for PifCo or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

•	PifCo or Petrobras contests the enforceability of the notes, the indenture or the guaranties, or denies that it has liability under any of the foregoing documents to which it is a party.

•	Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PifCo.
     For purposes of the events of default:
•	“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation); and

•	“material subsidiary” means a subsidiary of PifCo or Petrobras which on any given date of determination accounts for more than 10% of Petrobras’ total consolidated assets (as set forth on Petrobras’ most recent balance sheet prepared in accordance with U.S. GAAP).

Covenants
     PifCo will be subject to the following covenants with respect to the notes:
     Payment of Principal and Interest
     PifCo will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PifCo) on the notes in accordance with the notes and the indenture.
     Maintenance of Corporate Existence
     PifCo will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PifCo’s board of directors determines that preserving PifCo’s corporate existence is no longer desirable in the conduct of PifCo’s business and is not disadvantageous in any material respect to holders.
     Maintenance of Office or Agency
     So long as notes are outstanding, PifCo will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon it in respect of the indenture and the notes may be served.
     Initially, this office will be located at 570 Lexington Avenue, New York, New York 10022-6837. PifCo will not change the designation of the office without prior written notice to the trustee and designating a replacement office in the same general location.
     Ranking
     PifCo will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law).
     Use of Proceeds
     PifCo intends to use the net proceeds from the sale of the notes for general corporate purposes and to finance Petrobras’ planned capital expenditure under its 2010-2014 Business Plan while maintaining an adequate capital structure and staying within Petrobras’ targeted financial leverage ratios in accordance with its 2010-2014 Business Plan.
     Statement by Officers as to Default and Notices of Events of Default
     PifCo will deliver to the trustee, within 90 calendar days after the end of its fiscal year, an officer’s certificate, stating whether or not to the best knowledge of its signers PifCo is in default on any of the terms, provisions and conditions of the indenture or the notes (without regard to any period of grace or requirement of notice provided under the indenture) and, if PifCo (or any obligor) are in default, specifying all the defaults and their nature and status of which the signers may have knowledge. Within 10 calendar days (or promptly with respect to certain events of default relating to PifCo’s insolvency and in any event no later than 10 calendar days) after PifCo becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

     Provision of Financial Statements and Reports
     In the event that PifCo files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, PifCo will furnish a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available.
     PifCo will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of PifCo’s activities has been made during the period covered by such financial statements with a view to determining whether PifCo has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.
     Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including PifCo’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
     Appointment to Fill a Vacancy in Office of Trustee
     PifCo, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the notes.
     Payments and Paying Agents
     PifCo will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the notes or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.
     Additional Amounts
     Except as provided below, PifCo or Petrobras, as applicable, will make all payments of amounts due under the notes and the indenture and each other document entered into in connection with the notes and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PifCo’s incorporation or any jurisdiction in which PifCo, appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PifCo or Petrobras, as applicable, is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PifCo or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction. For the avoidance of doubt, the foregoing obligations shall extend to payments under the guaranties.
     All references to principal, premium, if any, and interest in respect of the notes will be deemed to refer to any additional amounts which may be payable as set forth in the indenture or in the notes.
     PifCo or Petrobras, as applicable, will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):
•	the holder has a connection with the taxing jurisdiction other than merely holding the notes, receiving principal or interest payments on the notes, or enforcing any rights with respect to the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the holder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PifCo or Petrobras, as applicable, has notified all holders or the trustee that they will be required to comply with such requirements;

•	the holder fails to present (where presentation is required) its notes within 30 calendar days after PifCo has made available to the holder a payment under the notes and the indenture, provided that PifCo or Petrobras, as applicable, will pay additional amounts which a holder would have been entitled to had the notes owned by such holder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other governmental charges are imposed on a payment on the notes to, or for, an individual and are required to be made pursuant to Council Directive 2003/48/EC or other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the holder could have avoided such taxes, levies, deductions or other governmental charges by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent of PifCo located in a member state of the European Union; or

•	where the holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder.
     PifCo shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any taxing jurisdiction from any payment under the notes or under any other document or instrument referred in the indenture or from the execution, delivery, enforcement or registration of the notes or any other document or instrument referred to in the indenture. PifCo shall indemnify and make whole the holders for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by PifCo as provided in this paragraph paid by such holder. PifCo shall maintain a paying agent hereunder in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive.
     Negative Pledge
     So long as any note of a series remains outstanding, PifCo will not create or permit any lien, other than a PifCo permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless PifCo contemporaneously creates or permits such lien to secure equally and ratably its obligations under such series of the notes and the indenture or PifCo provides such other security for such series of the notes as is duly approved by a resolution of the holders of such series of the notes in accordance with the indenture. In addition, PifCo will not allow any of its material subsidiaries to create or permit any lien, other than a PifCo permitted lien, on any of its assets to secure (i) any of its indebtedness, (ii) any of the material subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless it contemporaneously creates or permits the lien to secure equally and ratably its obligations under each series of the notes and the indenture or PifCo provides such other security for such notes as is duly approved by a resolution of the holders of such series of the notes in accordance with the indenture. This covenant is subject to a number of important exceptions, including an exception that permits PifCo to grant liens in respect of indebtedness the principal amount of which, in the aggregate, together with all other liens not otherwise described in a specific exception, does not exceed 15% of PifCo’s consolidated total assets (as determined in accordance with U.S. GAAP or IFRS) at any time as at which PifCo’s balance sheet is prepared and published in accordance with applicable law.

     Limitation on Consolidation, Merger, Sale or Conveyance
     PifCo will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PifCo) to merge with or into it unless:
•	either PifCo is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PifCo is merged or that acquired or leased the property or assets of PifCo will assume (jointly and severally with PifCo unless PifCo will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which will be previously approved by the trustee), all of PifCo’s obligations under the indenture and the notes;

•	the successor company (jointly and severally with PifCo unless PifCo will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on the holder solely as a consequence of the consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest, the notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PifCo has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and each supplemental indenture relating to the transaction, comply with the terms of the indenture dated as of December 15, 2006, and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PifCo has delivered notice of any such transaction to the trustee.
     Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the notes will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:
•	PifCo may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PifCo or

•	Petrobras in cases when PifCo is the surviving entity in the transaction and the transaction would not have a material adverse effect on PifCo and its subsidiaries taken as a whole, it being understood that if PifCo is not the surviving entity, PifCo will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PifCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than PifCo or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PifCo and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PifCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PifCo or Petrobras; or

•	any direct or indirect subsidiary of PifCo may liquidate or dissolve if PifCo determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PifCo and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PifCo or Petrobras.

     PifCo may omit to comply with any term, provision or condition set forth in certain covenants applicable to a series of the notes or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority in principal amount of the outstanding notes of such series waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PifCo’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.
     As used above, the following terms have the meanings set forth below:
     “indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money that has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation).
     A “guaranty” means an obligation of a person to pay the indebtedness of another person including, without limitation:
•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.
     A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.
     A “PifCo permitted lien” means a:
     (a) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PifCo’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
     (b) lien arising from PifCo’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PifCo’s past practice;
     (c) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;
     (d) lien granted upon or with respect to any assets hereafter acquired by PifCo or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;
     (e) lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PifCo or another wholly-owned subsidiary;
     (f) lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PifCo or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

     (g) lien existing as of the date of the fifth supplemental indenture in the case of the 2016 Notes, as of the date of the sixth supplemental indenture in the case of the 2021 Notes, and as of the date of the seventh supplemental indenture in the case of the 2041 Notes;
     (h) lien resulting from the indenture or the guaranties, if any;
     (i) lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PifCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;
     (j) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by liens referred to in paragraphs (a) through (i) above (but not paragraph (c)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b) and (f), the obligees meet the requirements of the applicable paragraph; and
     (k) lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PifCo permitted liens pursuant to another part of this definition of PifCo permitted liens, does not exceed 15% of PifCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which PifCo’s balance sheet is prepared and published in accordance with applicable law.
     A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.
     Optional Redemption
     PifCo will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, you will not be entitled to require us to repurchase your notes from you before the stated maturity.
     Optional Redemption With “Make-Whole” Amount
     PifCo will have the right at our option to redeem any of the notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points with respect to the 2016 Notes, plus 30 basis points with respect to the 2021 Notes and plus 35 basis points with respect to the 2041 Notes (in each case, the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of such notes to the date of redemption.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
     “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means each of HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC or, in each case, their affiliates, which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us in writing; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.
     On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as set forth in the indenture.
     Redemption for Taxation Reasons
     We have the option, subject to certain conditions, to redeem each series of the notes in whole at their principal amount, plus accrued and unpaid interest, if any, to the relevant date of redemption, if and when, as a result of a change in, execution of, or amendment to, any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts related to the deduction of certain withholding taxes in respect of certain payments on such series of the notes. See “Description of Debt Securities-Special Situations-Optional Tax Redemption” in the accompanying prospectus.
     The Optional Tax Redemption set forth in the accompanying prospectus shall apply with the reincorporation of PifCo being treated as the adoption of a successor entity. Such redemption shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties in such new jurisdiction of incorporation that would result in the obligation to pay additional amounts.
     Further Issuances
     The indenture by its terms does not limit the aggregate principal amount of securities that may be issued under it and permits the issuance, from time to time, of additional notes (also referred to as add-on notes) of the same series as those offered under this prospectus supplement. The ability to issue add-on notes is subject to several requirements, however, including that (i) no event of default under the indenture or event that with the passage of time or other action may become an event of default (such event being a “default”) will have occurred and then be continuing or will occur as a result of that additional issuance and (ii) the add-on notes will rank pari passu and have equivalent terms and benefits as the notes offered under this prospectus supplement except for the price to the public and the issue date. Any add-on notes with respect to either series of the notes will be part of the same series as such notes that PifCo is currently offering and the holders will vote on all matters in relation to the applicable notes as a single series.

Covenant Defeasance
     Any restrictive covenants of the indenture may be defeased as described in the accompanying prospectus.
Conversion
     The notes will not be convertible into, or exchangeable for, any other securities.
Listing
     PifCo intends to apply to have the notes approved for listing on the NYSE.
Currency Rate Indemnity
     PifCo has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any notes is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), PifCo will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from PifCo’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.
The Trustee and the Paying Agent
     The Bank of New York Mellon, a New York banking corporation, is the trustee under the indenture and has been appointed by PifCo as registrar and paying agent with respect to the notes. The address of the trustee is 101 Barclay Street, 4E, New York, New York, 10286. PifCo will at all times maintain a paying agent in New York City until the notes are paid.
     Any corporation or association into which the trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

CLEARANCE AND SETTLEMENT
Book-Entry Issuance
     Except under the limited circumstances described below, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, all the notes will be represented by one or more fully registered global notes.
     Each global note will be deposited directly with The Depository Trust Company, a securities depositary, and will be registered in the name of DTC’s nominee. Global notes may also be deposited indirectly with Clearstream, Luxembourg and Euroclear, as indirect participants of DTC. For background information regarding DTC and Clearstream, Luxembourg and Euroclear, see “-Depository Trust Company” and “-Clearstream, Luxembourg and Euroclear” below. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the 2016 Notes, the 2021 Notes and the 2041 Notes and will be considered the sole representative of the beneficial owners of the notes for purposes of the indenture. For an explanation of the situations in which a global note will terminate and interests in it will be exchanged for physical certificates representing the notes, see “Legal Ownership-Global Securities” in the accompanying prospectus.
     The registration of the global notes in the name of DTC’s nominee will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability of beneficial holders to transfer the notes.
     In this prospectus supplement, unless and until definitive (paper) notes are issued to the beneficial owners as described below, all references to “registered holders” of notes shall mean DTC. PifCo, Petrobras, the trustee and any paying agent, transfer agent or registrar may treat DTC as the absolute owner of the notes for all purposes.
Primary Distribution
     Payment Procedures
     Payment for the notes will be made on a delivery versus payment basis.
     Clearance and Settlement Procedures
     DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. Notes will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. Dollars, on the settlement date.
Secondary Market Trading
     We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System. If payment is made in U.S. Dollars, settlement will be free of payment. If payment is made in other than U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
The Depository Trust Company
     The policies of DTC will govern payments, transfers, exchange and other matters relating to the beneficial owner’s interest in the notes held by that owner. Neither the Trustee, Registrar, Paying Agent, Transfer Agent nor we have any responsibility for any aspect of the actions of DTC or any of their direct or indirect participants. Neither the Trustee, Registrar, Paying Agent, Transfer Agent nor we have any responsibility for any aspect of the records kept by DTC or any of their direct or indirect participants. In addition, neither the Trustee, Registrar, Paying Agent, Transfer Agent nor we supervise DTC in any way. DTC and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

     DTC has advised us as follows:
•	DTC is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.
•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealer and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.
Clearstream, Luxembourg and Euroclear
     Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
     Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

     Clearance and Settlement Procedures
     We understand that investors that hold their notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
     We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.
     You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.
     In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.
     Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a registered holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.
     Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

DESCRIPTION OF THE GUARANTIES
General
     In connection with the execution and delivery of the fifth supplemental indenture, the sixth supplemental indenture, the seventh supplemental indenture and the notes offered by this prospectus supplement, Petrobras will guarantee the 2016 Notes, the 2021 Notes and the 2041 Notes (each, a “guaranty” and together, the “guaranties”) for the benefit of the holders.
     The guaranties will provide that Petrobras will unconditionally and irrevocably guarantee the notes on the terms and conditions described below.
     The following summary describes the material provisions of the guaranties. You should read the more detailed provisions of the applicable guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of the applicable guaranty.
     Despite the Brazilian government’s ownership interest in Petrobras, the Brazilian government is not responsible in any manner for PifCo’s obligations under the 2016 Notes, the 2021 Notes or the 2041 Notes, as applicable, or Petrobras’ obligations under the guaranties.
Ranking
     The obligations of Petrobras under the guaranties will constitute general unsecured obligations of Petrobras which at all times will rank pari passu with all other senior unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the guaranties.
Nature of Obligation
     Petrobras will unconditionally and irrevocably guarantee the full and punctual payment when due, whether at the maturity date of the notes, or earlier or later by acceleration or otherwise, of all of PifCo’s obligations now or hereafter existing under the indenture and the notes, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses, tax payments or otherwise (such obligations being referred to as the “guaranteed obligations”).
     The obligation of Petrobras to pay amounts in respect of the guaranteed obligations will be absolute and unconditional upon failure of PifCo to make, at the maturity date of the 2016 Notes, the 2021 Notes or the 2041 Notes, as applicable, or earlier upon any acceleration of the applicable notes in accordance with the terms of the indenture, any payment in respect of principal, interest or other amounts due under the indenture and the applicable series of the notes on the date any such payment is due. If PifCo fails to make payments to the trustee in respect of the guaranteed obligations, Petrobras will, upon notice from the trustee, immediately pay to the trustee such amount of the guaranteed obligations payable under the indenture and the notes. All amounts payable by Petrobras under the guaranties will be payable in U.S. Dollars and in immediately available funds to the trustee. Petrobras will not be relieved of its obligations under either guaranty unless and until the trustee receives all amounts required to be paid by Petrobras under such guaranty (and any related event of default under the indenture has been cured), including payment of the total non-payment overdue interest.
Events of Default
     There are no events of default under the guaranties. The fifth supplemental indenture, the sixth supplemental indenture and the seventh supplemental indenture, however, contain events of default relating to Petrobras that may trigger an event of default and acceleration of the 2016 Notes, the 2021 Notes or the 2041 Notes. See “Description of Debt Securities-Default and Related Matters-Events of Default” in the accompanying prospectus. Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if PifCo fails to pay all amounts then due under the 2016 Notes, the 2021 Notes or the 2041 Notes, as applicable, and the indenture, Petrobras will be obligated to make such payments pursuant to the relevant guaranty.

Covenants
     For so long as any of the 2016 Notes, the 2021 Notes or 2041 Notes, as applicable, are outstanding and Petrobras has obligations under the guaranties, Petrobras will, and will cause each of its subsidiaries, as applicable, to comply with the terms of the following covenants:
     Performance Obligations under the Guaranties and Indenture
     Petrobras will pay all amounts owed by it and comply with all its other obligations under the terms of the relevant guaranty and the indenture in accordance with the terms of those agreements.
     Maintenance of Corporate Existence
     Petrobras will maintain in effect its corporate existence and all necessary registrations and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations. However, this covenant will not require Petrobras to maintain any such right, privilege, title to property or franchise if the failure to do so does not, and will not, have a material adverse effect on Petrobras taken as a whole or have a materially adverse effect on the rights of the holders of the notes.
     Maintenance of Office or Agency
     So long as a series of the notes is outstanding, Petrobras will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon Petrobras in respect of the guaranty for such series may be served. Initially this office will be located at Petrobras’ existing principal U.S. office at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837. Petrobras will agree not to change the designation of their office without prior written notice to the trustee and designation of a replacement office in the same general location.
     Ranking
     Petrobras will ensure at all times that its obligations under the guaranties will be its general senior unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the guaranties.
     Notice of Certain Events
     Petrobras will give written notice to the trustee, as soon as is practicable and in any event within ten calendar days after Petrobras becomes aware, or should reasonably become aware, of the occurrence of any event of default or a default under the indenture, accompanied by a certificate of Petrobras setting forth the details of that event of default or default and stating what action Petrobras proposes to take with respect to it.
     Provision of Financial Statements and Reports
     Petrobras will provide to the trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP or IFRS, if Petrobras adopts IFRS as its primary reporting or accounting standard in reports filed with the SEC, (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP or IFRS and (iii) such other financial data as the trustee may reasonably request.
     Petrobras will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officers’ certificate stating that a review of Petrobras’ and PifCo’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PifCo have kept, observed, performed and fulfilled their covenants and agreements under the guaranties and the indenture, as applicable, and that no event of default has occurred during such period.

     In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the trustee (for redelivery to all holders of the notes, upon written request, of the 2016 Notes, the 2021 Notes or the 2041 Notes, as applicable) all reports and other information it would be required to file with the SEC under the Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the trustee within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.
     Upon written request of any holder or The Depository Trust Company, the reports and other information described above shall be delivered to DTC at 55 Water Street, 25th Floor, New York, NY 10041, Attention: Proxy Department, or such other address as DTC may provide to the trustee in writing.
     Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those shall not constitute constructive notice of any information contained in them or determinable from information contained therein, including Petrobras’ compliance with any of its covenants in the guaranties (as to which the trustee is entitled to rely exclusively on officer’s certificates).
     Negative Pledge
     So long as any note remains outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the guaranties or Petrobras provides other security for its obligations under the guaranties as is duly approved by a resolution of the holders of each series of the notes in accordance with the indenture. In addition, Petrobras will not allow any of its material subsidiaries to create or permit any lien, other than a Petrobras permitted lien, on any of Petrobras’ assets to secure (i) any of its indebtedness, (ii) any of the material subsidiary’s indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’ obligations under the guaranties or Petrobras provides such other security for its obligations under the guaranties as is duly approved by a resolution of the holders of each series of the notes in accordance with the indenture.
     As used in this “Negative Pledge” section, the following terms have the respective meanings set forth below:
     A “guaranty” means an obligation of a person to pay the indebtedness of another person including without limitation:
•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.
     “Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).
     A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

     A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.
     A “qualifying asset” in relation to any project means:
•	any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’ subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•	any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•	any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•	any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

•	shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.
     A “Petrobras permitted lien” means a:
     (a) lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region of Brazil;
     (b) lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’ ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
     (c) lien arising from Petrobras’ obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’ past practice;
     (d) lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

     (e) lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured will not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;
     (f) lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;
     (g) lien existing on any asset or on any stock of any subsidiary prior to its acquisition by Petrobras or any subsidiary so long as that lien is not created in anticipation of that acquisition;
     (h) lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of that project by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;
     (i) lien existing as of the date of the fifth supplemental indenture in the case of the 2016 Notes, as of the date of the sixth supplemental indenture in the case of the 2021 Notes, and as of the date of the seventh supplemental indenture in the case of the 2041 Notes;
     (j) lien resulting from the indenture, the notes, and the guaranties, if any;
     (k) lien, incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PifCo, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any rating agency as a condition to such rating agency rating such securities investment grade, or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the trustee;
     (l) lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by any lien referred to in paragraphs (a) through (k) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b), (c) and (g), the obligees meet the requirements of that paragraph, and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and
     (m) lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 15% of Petrobras’ consolidated total assets (as determined in accordance with U.S. GAAP or IFRS) at any date as at which Petrobras’ balance sheet is prepared and published in accordance with applicable law.
     A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

     Limitation on Consolidation, Merger, Sale or Conveyance
     Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:
•	either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired or leased such property or assets of Petrobras will assume (jointly and severally with Petrobras unless Petrobras will have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the applicable guaranty (the form and substance of which will be previously approved by the trustee), all of Petrobras’ obligations under such guaranty;

•	the successor company (jointly and severally with Petrobras unless Petrobras will have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on such holder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the 2016 Notes, the 2021 or the 2041 Notes, as applicable;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	Petrobras has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the amendment to the applicable guaranty comply with the terms of the applicable guaranty and that all conditions precedent provided for in such guaranty and relating to such transaction have been complied with; and

•	Petrobras has delivered notice of any such transaction to the trustee.
     Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the 2016 Notes, the 2021 Notes or the 2041 Notes, as applicable, has occurred and is continuing at the time of such proposed transaction or would result therefrom and Petrobras has delivered notice of any such transaction to the trustee:
•	Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as whole, it being understood that if Petrobras is not the surviving entity, Petrobras will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•	any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.
Amendments
     The guaranties may only be amended or waived in accordance with their terms pursuant to a written document which has been duly executed and delivered by Petrobras and the trustee, acting on behalf of the holders of the 2016 Notes, the 2021 Notes or the 2041 Notes, as applicable. Because the guaranties form part of the indenture, they may be amended by Petrobras and the trustee, in some cases without the consent of the holders of the applicable notes. See “Description of Debt Securities-Special Situations-Modification and Waiver” in the accompanying prospectus.

     Except as contemplated above, the indenture will provide that the trustee may execute and deliver any other amendment to the guaranties or grant any waiver thereof only with the consent of the holders of a majority in aggregate principal amount of the 2016 Notes, the 2021 Notes or 2041 Notes then outstanding, as applicable.
Governing Law
     The guaranties will be governed by the laws of the State of New York.
Jurisdiction
     Petrobras has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof. Service of process in any action or proceeding brought in such New York State federal court sitting in New York City may be served upon Petrobras at Petrobras’ New York office located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837. The guaranties provide that if Petrobras no longer maintains an office in New York City, then it will appoint a replacement process agent within New York City as its authorized agent upon which process may be served in any action or proceeding.
Waiver of Immunities
     To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the guaranties (or any document delivered pursuant thereto) and to the extent that in any jurisdiction there may be immunity attributed to Petrobras, PifCo or their assets, whether or not claimed, Petrobras has irrevocably agreed with the trustee, for the benefit of the holders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.
Currency Rate Indemnity
     Petrobras has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the guaranties is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Petrobras will indemnify the trustee, on behalf of the relevant holders, against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Petrobras’ other obligations under the guaranties, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

PLAN OF DISTRIBUTION
     Under the terms and subject to the conditions contained in the underwriting agreement dated January 20, 2011, by and among PifCo, Petrobras, BTG Pactual US Capital Corp, with offices at 601 Lexington Ave., 57th Floor, New York, NY 10022, Citigroup Global Markets Inc., with offices at 388 Greenwich Street, New York, NY 10013, HSBC Securities (USA) Inc., with offices at 452 Fifth Avenue, New York, New York 10018, Itau BBA USA Securities, Inc., with offices at 767 5th Avenue, 50th Floor, New York, NY 10153, J.P. Morgan Securities LLC, with offices at 270 Park Avenue, New York, New York 10017, Santander Investment Securities Inc., with offices at 45 East 53rd Street, New York, New York 10022, Credit Agricole Securities (USA) Inc., with offices at 1301 Avenue of the Americas, New York, NY 10019 and Mitsubishi UFJ Securities (USA), Inc., with offices at 1633 Broadway, 29th Floor, New York, NY 10019, as underwriters, each underwriter has severally agreed to purchase, and PifCo has agreed to sell to the underwriters, the number of notes set forth opposite the name of such underwriters below:

	Principal Amount of		Principal Amount of		Principal Amount of
Underwriters	the 2016 Notes		the 2021 Notes		the 2041 Notes
BTG Pactual US Capital Corp	U.S. $	400,000,000	U.S. $	400,000,000	U.S. $	160,000,000
Citigroup Global Markets Inc.		400,000,000		400,000,000		160,000,000
HSBC Securities (USA) Inc.		400,000,000		400,000,000		160,000,000
Itau BBA USA Securities, Inc.		400,000,000		400,000,000		160,000,000
J.P. Morgan Securities LLC		400,000,000		400,000,000		160,000,000
Santander Investment Securities Inc.		400,000,000		400,000,000		160,000,000
Credit Agricole Securities (USA) Inc.		50,000,000		50,000,000		20,000,000
Mitsubishi UFJ Securities (USA), Inc.		50,000,000		50,000,000		20,000,000
Total	U.S. $	2,500,000,000	U.S. $	2,500,000,000	U.S. $	1,000,000,000

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the notes is subject to, among other conditions, the delivery of certain legal opinions by its counsel. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any notes are taken. The notes will initially be offered at the price indicated on the cover page of this prospectus supplement. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.
     The underwriting agreement provides that PifCo and Petrobras will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the underwriters may be required to make in respect of the underwriting agreement.
     PifCo has been advised by the underwriters that the underwriters intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. In addition, such market-making activity will be subject to the limits imposed by the Exchange Act. Accordingly, no assurance can be given as to the liquidity of, or the development or continuation of trading markets for, the notes.
     In connection with this offering, certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may bid for and purchase notes in the open market to stabilize the price of the notes. The underwriters may also over-allot this offering, creating a short position, and may bid for and purchase notes in the open market to cover the short position. In addition, the underwriters may bid for and purchase the notes in market-making transactions and impose penalty bids. These activities may stabilize and maintain the market price of the notes above market levels that may otherwise prevail. The underwriters are not required to engage in these activities, and may end these activities at any time.
     The underwriters have from time to time in the past provided, and may in the future provide, investment banking, financial advisory and other services to Petrobras, PifCo and their affiliates for which the underwriters have received or expect to receive customary fees.
     The initial purchasers and/or their affiliates may acquire the notes for their own property accounts. Such acquisitions may have an effect on demand for and the price of the notes.
     In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of the notes pursuant to this prospectus supplement and the accompanying prospectus will not exceed 8% of the aggregate total offering price to the public of the notes as set forth on the cover page of this prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

European Economic Area
     In relation to each Member State that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any notes which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
•	to any legal entity which is a qualified investor as defined in the Prospectus Directive.

•	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of PifCo for any such offer; or

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospective Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer;

•	provided that no such offer of notes shall result in a requirement for the publication by PifCo or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive, the expression Prospectus Directive means Directive 2003/71/EU (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.
Cayman Islands
     No invitation may be made to the public in the Cayman Islands to subscribe for any of the notes.
United Kingdom
     This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, following within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
     The underwriters have represented and agreed that: (i) they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”) received by them in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to PifCo and (ii) they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom.
     The notes are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the notes should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

     The underwriters have agreed that they have not offered, sold or delivered, and they will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on PifCo except as set forth in the underwriting agreement.
     Neither PifCo nor the underwriters have represented that the notes may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assumes any responsibility for facilitating these sales.
     The expenses of the offering, excluding the underwriting discount, are estimated to be U.S.$500,000 and will be borne by PifCo.
     The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of 0.25% of the principal amount of the notes. After the initial public offering of the notes, the public offering price and concession and discount to dealers may be changed.

TAXATION
     There currently are no income tax treaties between Brazil and the United States. Although the tax authorities of Brazil and the United States have had recent discussions that may culminate in such a treaty, we cannot assure you as to whether or when a treaty will enter into force or how it will affect holders of the notes.
U.S. Federal Income Tax Considerations
     TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The following is a summary of certain U.S. federal income tax considerations that may be relevant to a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation or an entity otherwise subject to U.S. federal income taxation on a net income basis in respect of the note (a “U.S. Holder”). This summary addresses only U.S. Holders that purchase notes as part of the initial offering, and that hold such notes as capital assets. The summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks or other financial institutions tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. Dollar. A “Non-U.S. Holder” is a beneficial owner of the notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, then the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of acquiring, owning and disposing of the notes.
     This summary is based on the Code, existing, proposed and temporary U.S. Treasury regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change (possibly with retroactive effect) or to differing interpretations, which could affect the U.S. federal income tax consequences described herein.
     INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION TO THEIR PARTICULAR CIRCUMSTANCES OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF U.S. FEDERAL ESTATE, GIFT AND ALTERNATIVE MINIMUM TAX LAWS, U.S. STATE AND LOCAL TAX LAWS AND FOREIGN TAX LAWS.
     Payments of Interest and Additional Amounts
     Payments of interest on a note (which may include additional amounts) generally will be taxable to a U.S. Holder as ordinary interest income when such interest is accrued or received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Interest income in respect of the notes generally will constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. Such income generally will constitute “passive category income” for foreign tax credit purposes. The calculation and availability of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of such deduction involves the application of complex rules that depend on the U.S. Holder’s particular circumstances. In addition, foreign tax credits generally will not be allowed for certain short-term or hedged positions in the notes.

     U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits or deductions in respect of foreign taxes and the treatment of additional amounts.
     A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest income earned in respect of notes unless such income is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States. Non-U.S. Holders should consult their own tax advisors in the event interest income with respect to the notes is effectively connected with their trade or business in the United States.
     Sale or Disposition of Notes
     A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the U.S. dollar value of the amount realized upon such disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary income) and such U.S. Holder’s tax basis in the note as determined in U.S. dollars. A U.S. Holder’s tax basis in the note will generally equal such U.S. Holder’s purchase price of the Note. Gain or loss realized by a U.S. Holder on the disposition of a Note generally will be long-term capital gain or loss if, at the time of the disposition, the Note has been held for more than one year. The net amount of long-term capital gain realized by an individual U.S. Holder generally is subject to tax at a reduced rate which rates currently are scheduled to increase on January 1, 2011. The deductibility of capital losses is subject to limitations. Capital gain or loss recognized by a U.S. Holder generally will be U.S.-source gain or loss. Consequently, if any such gain is subject to foreign withholding tax, a U.S. Holder may not be able to credit the tax against its U.S. federal tax liability unless such credit can be applied (subject to applicable limitation) against tax due on other income treated as derived from foreign sources. U.S. Holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the notes.
     A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of notes unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or (ii) in the case of gain realized by an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. Non-U.S. Holders should consult their own tax advisors in the event either of the foregoing conditions applies.
     Backup Withholding and Information Reporting
     Payments in respect of the notes that are paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless the U.S. Holder (i) is an exempt recipient, and demonstrates this fact when so required, or (ii) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding collected from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, and may entitle the U.S. Holder to a refund, provided that certain required information is timely furnished to the Internal Revenue Service.
     Although Non-U.S. Holders generally are exempt from backup withholding, a Non-U.S. Holder may, in certain circumstances, be required to comply with certification procedures to prove entitlement to this exemption.
     In addition, for taxable years beginning after March 18, 2010, new legislation requires certain U.S. Holders who are individuals to report information relating to an interest in the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). Holders of the notes that are U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Brazilian Tax Considerations
     The following discussion is a summary of the Brazilian tax considerations relating to an investment in the notes by a non-resident of Brazil. The discussion is based on the tax laws of Brazil as in effect on the date of this prospectus supplement and is subject to any change in Brazilian law that may come into effect after such date. The information set forth below is intended to be a general discussion only and does not address all possible tax consequences relating to an investment in the notes.
     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF PURCHASING THE NOTES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF THE RECEIPT OF INTEREST AND THE SALE, REDEMPTION OR REPAYMENT OF THE NOTES OR COUPONS.
     Generally, an individual, entity, trust or organization domiciled for tax purposes outside Brazil, or a “Non-resident,” is taxed in Brazil only when income is derived from Brazilian sources or when the transaction giving rise to such earnings involves assets in Brazil. Therefore, any gains or interest (including original issue discount), fees, commissions, expenses and any other income paid by PifCo in respect of the notes issued by it in favor of Non-resident holders are not subject to Brazilian taxes.
     Interest, fees, commissions, expenses and any other income payable by Petrobras as guarantor resident in Brazil to a Non-resident are generally subject to income tax withheld at source. The rate of withholding income tax in respect of interest payments is generally 15%, unless (i) the holder of the notes is resident or domiciled in a “tax haven jurisdiction” (that is deemed to be a country or jurisdiction which does not impose any tax on income or which imposes such tax at a maximum effective rate lower than 20% or where the local legislation imposes restrictions on disclosing the identities of shareholders, the ownership of investments, or the ultimate beneficiary of earnings distributed to the Non-resident— “tax haven jurisdiction”), in which case the applicable rate is 25% or (ii) such other lower rate as provided for in an applicable tax treaty between Brazil and another country where the beneficiary is domiciled. In case the guarantor is required to assume the obligation to pay the principal amount of the notes, Brazilian tax authorities could attempt to impose withholding income tax at the rate of up to 25% as described above. Although Brazilian legislation does not provide a specific tax rule for such cases and there is no official position from tax authorities or precedents from the Brazilian court regarding the matter, we believe that the remittance of funds by Petrobras as a guarantor for the payment of the principal amount of the notes will not be subject to income tax in Brazil, because the mere fact that the guarantor is making the payment does not convert the nature of the principal due under the notes into income of the beneficiary.
     If the payments with respect to the notes are made by Petrobras, as provided for in the guaranties, the Non-resident holders will be indemnified so that, after payment of all applicable Brazilian taxes collectable by withholding, deduction or otherwise, with respect to principal, interest and additional amounts payable with respect to the notes (plus any interest and penalties thereon), a Non-resident holder will receive an amount equal to the amount that such Non-resident holder would have received as if no such Brazilian taxes (plus interest and penalties thereon) were withheld. The Brazilian obligor will, subject to certain exceptions, pay additional amounts in respect of such withholding or deduction so that the Non-resident holder receives the net amount due.
     Gains on the sale or other disposition of the notes made outside of Brazil by a Non-resident, other than a branch or a subsidiary of Brazilian resident, to another Non-resident are not subject to Brazilian income tax.
     In addition, payments made from Brazil are subject to the tax on foreign exchange transactions (IOF/Câmbio), which is levied on the conversion of Brazilian currency into foreign currency and on the conversion of foreign currency into Brazilian currency at a general rate of 0.38%. Other IOF/Cambio rates may apply to specific transactions. In any case, the Brazilian federal government may increase, at any time, such rate up to 25% but only with respect to future transactions.
     Generally, there are no inheritance, gift, succession, stamp, or other similar taxes in Brazil with respect to the ownership, transfer, assignment or any other disposition of the notes by a Non-resident, except for gift and inheritance taxes imposed by some Brazilian states on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

Cayman Islands Tax Considerations
     The Cayman Islands currently have no exchange control restrictions and no income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax applicable to PifCo or any holder of notes issued by PifCo. Accordingly, payment of principal of (including any premium) and interest on, and any transfer of, the notes will not be subject to taxation in the Cayman Islands; no Cayman Islands withholding tax will be required on such payments to any holder of a note; and gains derived from the sale of notes will not be subject to Cayman Islands capital gains tax. The Cayman Islands are not party to any double taxation treaties, other than a double taxation agreement entered into between the governments of the United Kingdom and the Cayman Islands on June 15, 2009. The Cayman Islands government has recently entered into certain agreements with various governments in relation to information with respect to tax matters.
     No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution and issue of notes by PifCo unless they are executed in or brought within (for example, for the purposes of enforcement) the jurisdiction of the Cayman Islands, in which case stamp duty of 0.25% of the face amount of the notes may be payable on each Note (up to a maximum of 250 Cayman Islands Dollars (“CI$”) (U.S.$312.50)) unless stamp duty of CI$500 (U.S.$625.00) has been paid in respect of the entire issue of notes.
     The foregoing conversions of Cayman Island Dollars to U.S. Dollars have been made on the currently applicable basis of U.S.$1.25 = CI$1.00.
European Union Savings Directive
     Under Council Directive 2003/48/EC (the “Directive”) on the taxation of savings income, each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. Under such a withholding system, the recipient of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The current rate of withholding is 20% and it will be increased to 35% with effect from 1 July 2011. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income.
     A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in, or certain limited types of entity established in, a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those countries and territories in relation to payments made by a person in a Member State to an individual beneficial owner resident in, or certain limited types of entity established in, one of those countries or territories.
     A proposal for amendments to the Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisers.
     If a payment under a Note were to be made by a person in a Member State or another country or territory which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to the Directive, neither the Issuer nor any Paying Agent nor any other person would be obliged to pay additional amounts under the terms of such Note as a result of the imposition of such withholding tax. The Issuer is, however, required to maintain a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the Directive or any such law.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS
     Petrobras is a sociedade de economia mista (mixed capital company), a public sector company with some private sector ownership, established under the laws of Brazil, and PifCo is an exempted limited liability company incorporated under the laws of the Cayman Islands. A substantial portion of the assets of Petrobras and PifCo are located outside the Unites States, and at any time all of their executive officers and directors, and certain advisors named in this prospectus supplement, may reside outside the United States. As a result, it may not be possible for you to effect service of process on any of those persons within the United States. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States
     For further information on potential difficulties in effecting service of process on any of those persons or enforcing judgments against any of them outside the United States, see “Enforceability of Civil Liabilities” in the accompanying prospectus.

LEGAL MATTERS
     Walkers, special Cayman Islands counsel for PifCo, will pass upon the validity of the notes and the indenture for PifCo as to certain matters of Cayman Islands law. Mr. Nilton Antonio de Almeida Maia, Petrobras’ general counsel, will pass upon, for PifCo and Petrobras, certain matters of Brazilian law relating to the notes, the indenture and the guaranties. The validity of the notes, the indenture and the guaranties will be passed upon for PifCo and Petrobras by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law.
     Mattos Filho Veiga Filho Marrey Jr. e Quiroga Advogados will pass upon the validity of the indenture and the guaranties for the underwriters as to certain matters of Brazilian law. Shearman & Sterling LLP will pass upon the validity of the notes, the indenture and the guaranties for the underwriters as to certain matters of New York law.
EXPERTS
     The consolidated financial statements of Petrobras and its subsidiaries and of PifCo and its subsidiaries as of and for the years ended December 31, 2009, 2008 and 2007, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated in this prospectus supplement by reference to the combined Petrobras and PifCo annual report on Form 20-F for the year ended December 31, 2009 in reliance upon the report of KPMG Auditores Independentes, an independent registered public accounting firm, and upon the authority of KPMG Auditores Independentes as experts in accounting and auditing.
     With respect to the unaudited interim financial information of Petrobras and PifCo for the nine-month periods ended September 30, 2010 and September 30, 2009, which are incorporated by reference herein, KPMG Auditores Independentes has reported that it applied limited procedures in accordance with professional standards for a review of such information. However, its reports included in the Petrobras Form 6-K furnished to the SEC on November 24, 2010, and PifCo Form 6-K furnished to the SEC on November 23, 2010, and incorporated by reference herein, state that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its reports on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

P R O S P E C T U S
Petróleo Brasileiro S.A. – Petrobras
Debt Securities, Warrants,
Preferred Shares,
Preferred Shares represented by American Depositary Shares,
Common Shares,
Common Shares represented by American Depositary Shares,
Mandatory Convertible Securities and
Guaranties
Petrobras International Finance Company
Debt Securities, accompanied by Guaranties of Petrobras
Debt Warrants, accompanied by
Guaranties of Petrobras

     Petróleo Brasileiro S.A. – Petrobras may from time to time offer debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties, and Petrobras International Finance Company may issue debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 11, 2009

ABOUT THIS PROSPECTUS
     In this prospectus, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole and references to “PifCo” mean Petrobras International Finance Company and its consolidated subsidiaries taken as a whole. Terms such as “we”, “us” and “our” generally refer to Petróleo Brasileiro S.A. and Petrobras International Finance Company, unless the context requires otherwise.
     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC) utilizing a “shelf” registration process. Under this shelf process, Petrobras may sell any combination of debt securities, warrants, preferred shares, common shares and securities mandatorily convertible into its preferred or common shares, and PifCo may sell debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras in one or more offerings. Any preferred shares or common shares of Petrobras, in one or more offerings, may be in the form of American depositary shares (which we refer to as ADSs) evidenced by American depositary receipts (which we refer to as ADRs).
     This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS
     Many statements made or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words, such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. We have made forward-looking statements that address, among other things, our:
•	regional marketing and expansion strategy;

•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	liquidity; and

•	development of additional revenue sources.
     Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include, among other things:
•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	global economic conditions;

•	our ability to find, acquire or gain access to additional reserves and to successfully develop our current ones;

•	uncertainties inherent in making estimates of our oil and gas reserves including recently discovered oil and gas reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, laws or regulations;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments;

•	military operations, acts of terrorism or sabotage, wars or embargoes;

•	the cost and availability of adequate insurance coverage; and

•	other factors identified under “Risk Factors” in our reports filed with the SEC that are incorporated by reference in this prospectus.
     These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors, including those in “Risk Factors” as set forth in any prospectus supplement and in documents incorporated by reference in this prospectus.
     All forward-looking statements are expressly qualified in their entirety by this cautionary statement, and you should not place reliance on any forward-looking statement contained in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PETROBRAS
     Petróleo Brasileiro S.A.—Petrobras was incorporated in 1953 and is one of the world’s largest integrated oil and gas companies. Petrobras is controlled by the Brazilian federal government, but its common and preferred shares are publicly traded. Petrobras engages in a broad range of oil and gas activities covering the following segments of its operations:
•	Exploration and Production—This segment encompasses oil and gas exploration, development and production activities in Brazil, sales and transfers of crude oil in domestic and foreign markets, transfers of natural gas to the Gas and Energy segment and sales of oil products produced at natural gas processing plants.

•	Supply—This segment comprises Petrobras’ downstream activities in Brazil, including refining, logistics, transportation, export and purchase of crude oil, as well as the purchase and sale of oil products and ethanol. Additionally, this segment includes the petrochemical and fertilizers division, which includes investments in domestic petrochemical companies and two domestic fertilizer plants.

•	Distribution—This segment encompasses the oil product and ethanol distribution activities conducted by Petrobras’ majority owned subsidiary, Petrobras Distribuidora S.A.-BR, in Brazil.

•	Gas and Energy—This segment consists primarily of the purchase, sale and transportation and distribution of natural gas produced in or imported into Brazil. This segment also includes Petrobras’ participation in domestic natural gas transportation, natural gas distribution and thermoelectric power generation.

•	International—This segment comprises Petrobras’ international activities conducted in several countries, which include Exploration and Production, Supply (refining, petrochemicals and fertilizers), Distribution and Gas and Energy.

•	Corporate—This segment includes financing activities not attributable to other segments, including corporate financial management, central administrative overhead and actuarial expenses related to Petrobras’ pension and health care plans for non-active participants.
     Petrobras’ principal executive office is located at Avenida República do Chile, 65 20031-912—Rio de Janeiro—RJ, Brazil, and its telephone number is (55-21) 3224-4477.
PIFCO
     PifCo is a wholly-owned subsidiary of Petrobras, incorporated under the laws of the Cayman Islands. PifCo is an exempted company incorporated with limited liability. PifCo purchases crude oil and oil products from third parties and sells them at a premium to Petrobras on a deferred payment basis. PifCo also purchases crude oil and oil products from Petrobras and sells them outside Brazil. Accordingly, intercompany activities and transactions, and therefore PifCo’s financial position and results of operations, are affected by decisions made by Petrobras. Additionally, PifCo sells and purchases crude oil and oil products to and from third parties and related parties mainly outside Brazil. PifCo engages in borrowings in international capital markets supported by Petrobras, primarily through guaranties.
     PifCo’s registered office is located at Harbour Place, 103 South Church Street, 4th Floor, PO Box 1034GT, George Town, Grand Cayman, Cayman Islands, and its telephone number is (55-21) 3487-2375.

THE SECURITIES
     Petrobras may from time to time offer under this prospectus, separately or together:
•	senior or subordinated debt securities that may be convertible into our common shares or preferred shares, which may be in the form of ADSs and evidenced by ADRs;

•	securities that are mandatorily convertible into preferred or common shares (or ADSs representing our preferred or common shares);

•	common shares, which may be represented by ADSs;

•	preferred shares, which may be represented by ADSs;

•	warrants to purchase common shares, which may be represented by ADSs;

•	warrants to purchase preferred shares, which may be represented by ADSs;

•	warrants to purchase debt securities; and

•	guaranties accompanying debt securities, including debt warrants, of PifCo.
     PifCo may from time to time offer under this prospectus:
•	senior or subordinated debt securities, accompanied by guaranties of Petrobras or other credit enhancements, including letters of credit, political risk insurance or other similar instruments; and

•	warrants to purchase debt securities, accompanied by guaranties of Petrobras, including letters of credit, political risk insurance or other similar instruments.
LEGAL OWNERSHIP
     In this prospectus and in any attached prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a warrant agreement, warrant certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
     If we choose to issue preferred shares or common shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying preferred shares or common shares will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreements, as amended from time to time, with respect to our preferred shares and common shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain copies of the deposit agreements from the SEC’s Public Reference Room. See “Where You Can Find More Information.”
Street Name and Other Indirect Holders
     Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.
     If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:
•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.
Global Securities
     A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.
     As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead deal only with the depositary that holds the global security.
     You should be aware that if our securities are issued only in the form of global securities:
•	you cannot have the securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.
     In a few special situations described below, a global security representing our securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.
     Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our securities are:
•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under “Description of Debt Securities—Events of Default.”)
     The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 5 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES
     The following briefly summarizes the material provisions of the debt securities and the Petrobras or PifCo indenture that will govern the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities.
Indenture
     Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and a trustee, currently The Bank of New York Mellon (formerly the Bank of New York). The trustee has two main roles:
•	first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.
     Each of the Petrobras and PifCo indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed that New York law governs the indenture and the debt securities. We have filed a copy of the Petrobras indenture and PifCo indenture with the SEC as exhibits to our registration statement. We have consented to the non-exclusive jurisdiction of any U.S. federal court sitting in the borough of Manhattan in the City of New York, New York, United States and any appellate court from any thereof.
Types of Debt Securities
     Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series and to each of the Petrobras and PifCo indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series.
     Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of our indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.
     We may issue the debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

     In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).
     The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

•	whether the debt securities will be issued in registered or bearer form;

•	whether the debt securities will be accompanied by a guaranty or other credit enhancements, including letters of credit, political risk insurance or other similar instruments;

•	the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

•	the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•	any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

•	whether the debt securities will be senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	any obligation we will have to redeem or repurchase the debt securities of the series, including any sinking fund or analogous provision, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

•	if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Discharge”;

•	if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities”, the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	whether the debt securities will be convertible or exchangeable at your option or at our option into equity securities, and, if so, the terms and conditions of conversion or exchange;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.
In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange(s) and, if so, which one(s).
Additional Mechanics
Form, Exchange and Transfer
     The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. (Petrobras Section 3.02; PifCo Section 3.02)
     You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Petrobras Section 3.05; PifCo Section 3.05)
     You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. (Petrobras Section 3.05; PifCo Section 3.05)
     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.
     If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. Petrobras may also approve a change in the office through which any transfer agent acts. (Petrobras Section 10.02; PifCo Section 10.03)

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Petrobras Section 3.05; PifCo Section 3.05)
Payment and Paying Agents
     If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about a day in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Petrobras Section 3.07; PifCo Section 3.07)
     We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City (which is currently located at 101 Barclay Street, 4E, New York, New York 10286, Attention: Global Trust Services - Americas) or at the office of The Bank of New York Mellon Trust (Japan) Ltd., a bank established under the laws of Japan (which is currently located at Fokoku Seimei Building, 2-2-2 Uchisaiwai-cho, Chiyoda-Ku, Tokyo 100-8580, Japan). You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.
     Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
     We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Petrobras Section 10.02; PifCo Section 10.03)
Notices
     We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Petrobras Section 1.06; PifCo Section 1.06)
     Regardless of who acts as paying agent, all money that Petrobras pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to Petrobras. After that two-year period, direct holders may look only to Petrobras for payment and not to the trustee, any other paying agent or anyone else. (Petrobras Section 10.03)
Special Situations
Mergers and Similar Events
     Under the indenture, except as described below, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under “—Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:
•	a lower credit rating being assigned to the debt securities; or

•	additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under “—Optional Tax Redemption.”
     We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture.
Petrobras
     Petrobras may merge into or consolidate with or convey, transfer or lease its property to another entity, provided that it may not take any of these actions unless all the following conditions are met:
•	If Petrobras merges out of existence or sell or lease its assets, the other entity must unconditionally assume its obligations on the debt securities, including the obligation to pay the additional amounts described under “Payment of Additional Amounts.” This assumption may be by way of a full and unconditional guaranty in the case of a sale or lease of substantially all of its assets.

•	Petrobras must indemnify you against any tax, assessment or governmental charge or other cost resulting from the transaction. This indemnification obligation only arises if the other entity is organized under the laws of a country other than the United States, a state thereof or Brazil.

•	Petrobras must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	The entity to which Petrobras sells or leases such assets guaranties our obligations or the entity into which it merges or consolidates with must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity’s guaranties are valid, that certain registration requirements applicable to the guaranties have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

•	Petrobras must deliver certain certificates, opinions of its counsel and other documents to the trustee.

•	Petrobras must satisfy any other requirements specified in the prospectus supplement. (Petrobras Section 8.01)
PifCo
          PifCo will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PifCo) to merge with or into it unless:

•	either PifCo is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PifCo is merged or that acquired or leased the property or assets of PifCo will assume (jointly and severally with PifCo unless PifCo will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which will be previously approved by the trustee), all of PifCo’s obligations under the indenture and the notes;

•	the successor company (jointly and severally with PifCo unless PifCo will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on the noteholder solely as a consequence of the consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest, the notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PifCo has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PifCo must deliver a notice describing that transaction to Moody’s to the extent that Moody’s is at that time rating the notes.
          Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the notes will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:
•	PifCo may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PifCo or Petrobras in cases when PifCo is the surviving entity in the transaction and the transaction would not have a material adverse effect on PifCo and its subsidiaries taken as a whole, it being understood that if PifCo is not the surviving entity, PifCo will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PifCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than PifCo or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PifCo and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PifCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PifCo or Petrobras; or

•	any direct or indirect subsidiary of PifCo may liquidate or dissolve if PifCo determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PifCo and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PifCo or Petrobras.
     It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver
     There are three types of changes we can make to the indenture and the debt securities.
     Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:
•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion or exchange rights of your debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Petrobras Section 9.02; PifCo Section 9.02)
     Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Petrobras Sections 5.13 and 9.02; PifCo Sections 5.13 and 9.02)
     Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees. (Petrobras Section 9.01; PifCo Section 9.01)
     Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.
     Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Discharge.” (Petrobras Section 14.02; PifCo Section 14.02)
     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Petrobras Section 1.04; PifCo Section 1.04)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Redemption and Repayment
     Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.
     If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
     If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee’s discretion, pro rata. (Petrobras Section 11.03; PifCo Section 11.03)
     If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued and any additional amounts to the repayment date. (Petrobras Section 11.04; PifCo Section 11.04)

     In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under “Additional Mechanics—Notices.”
     If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
     In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.
     Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.
Optional Tax Redemption
     Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor. (Petrobras Section 11.08; PifCo Section 11.08)
     If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.
Conversion
     Your debt securities may be convertible into or exchangeable for shares of our capital stock at your option or at our option, which may be represented by ADSs, or other securities if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts
Petrobras
     Brazil (including any authority therein or thereof having the power to tax) may require Petrobras to withhold amounts from payments on the principal or any premium or interest on a debt security for taxes or any other governmental charges. If Brazil requires a withholding of this type, Petrobras is required, subject to the exceptions listed below, to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be a resident of Brazil.
     Petrobras will not have to pay additional amounts under any of the following circumstances:
•	The withholding is imposed only because the holder has some connection with Brazil other than the mere holding of the debt security or the receipt of the relevant payment in respect of the debt security.

•	In the case of Petrobras, the withholding is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	The amount is required to be deducted or withheld by any paying agent from a payment on or in respect of the debt security, if such payment can be made without such deduction or withholding by any other payment agent and Petrobras duly provides for such other paying agent.

•	The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The withholding is for any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the debt security.

•	The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of Petrobras’ requests for the following that the statutes, treaties, regulations or administrative practices of Brazil required as a precondition to exemption from all or part of such withholding:
- to provide information about the nationality, residence or identity of the holder or beneficial owner; or

- to make a declaration or satisfy any information requirements.
•	The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of Brazil require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

•	Where any additional amounts are imposed on a payment on the debt securities to an individual and is required to be made pursuant to any European Union directive on the taxation of savings income relating to the directive approved by the European Parliament on March 14, 2002, or otherwise implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, any such directive.
     The prospectus supplement relating to the debt securities may describe additional circumstances in which Petrobras would not be required to pay additional amounts. (Petrobras Section 10.04)

PifCo
     Except as provided below, PifCo will make all payments of amounts due under the notes and the indenture and each other document entered into in connection with the notes and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PifCo’s incorporation or any jurisdiction in which PifCo appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PifCo is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PifCo will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.
          PifCo will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):
•	the noteholder has a connection with the taxing jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the noteholder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge, (y) the noteholder is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty will apply, PifCo has notified all noteholders that they will be required to comply with such requirements;

•	the noteholder fails to present (where presentation is required) its note within 30 calendar days after PifCo has made available to the noteholder a payment under the notes and the indenture, provided that PifCo will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where such taxes, levies, deductions or other governmental charges are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Council Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive;

•	where the noteholder could have avoided such taxes, levies, deductions or other governmental charges by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent of PifCo located in a member state of the European Union; or

•	where the noteholder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such noteholder.
          PifCo undertakes that, if European Council Directive 2003/48/EC or any other Directive implementing the conclusions of ECOFIN council meeting of November 26-27, 2000 is brought into effect, PifCo will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive.

          PifCo will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the execution, delivery, enforcement or registration of the notes and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders. (PifCo Section 10.10)
Restrictive Covenants
Petrobras
     The Petrobras indenture does not contain any covenants restricting the ability of Petrobras to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on Petrobras’ property or engage in business other than its present business. Restrictive covenants, if any, with respect to any securities of Petrobras will be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. (Petrobras Section 10)
PifCo
     PifCo will be subject to the following covenants with respect to the notes:
          Ranking
          PifCo will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law). (PifCo Section 10.04)
          Statement by Officers as to Default and Notices of Events of Default
          PifCo (and each other obligor on the notes) will deliver to the trustee, within 90 calendar days after the end of its fiscal year, an officer’s certificate, stating whether or not to the best knowledge of its signers PifCo is in default on any of the terms, provisions and conditions of the indenture or the notes (without regard to any period of grace or requirement of notice provided under the indenture) and, if PifCo (or any obligor) are in default, specifying all the defaults and their nature and status of which the signers may have knowledge. Within 10 calendar days (or promptly with respect to certain events of default relating to PifCo’s insolvency and in any event no later than 10 calendar days) after PifCo becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee of the occurrence of such default or event of default. (PifCo Section 10.05)
          Provision of Financial Statements and Reports
          In the event that PifCo files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, PifCo will furnish a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available.
          PifCo will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of PifCo’s activities has been made during the period covered by such financial statements with a view to determining whether PifCo has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.
          Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PifCo’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). (PifCo Section 10.06)

          Additional restrictive covenants with respect to securities of PifCo may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities.
Defeasance and Discharge
          The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Petrobras Section 14.01; PifCo Section 14.01)
Full Defeasance
     We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below (called “full defeasance”), if we, in addition to other actions, put in place the following arrangements for you to be repaid:
•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accounts, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Petrobras Section 14.04; PifCo Section 14.04)
     If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:
•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.
Covenant Defeasance
     We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:
•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Petrobras Section 14.04; PifCo Section 14.04)
     If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:
•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under “Default and Related Matters—Events of Default—What is An Event of Default?”
     If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Petrobras Sections 14.03 and 14.04; PifCo Sections 14.03 and 14.04)
Default and Related Matters
Ranking
     The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations and whether they will be secured by any of our assets. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. If they are not secured, the securities will effectively be subordinate to our secured indebtedness and to the indebtedness of our subsidiaries.
Events of Default
     You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
     What Is an Event of Default? The term event of default means any of the following:
•	We do not pay the principal or any premium on a debt security within 14 calendar days of its due date and in the case of PifCo, the trustee has not received such payments from amounts on deposit, from Petrobras under a guaranty by the end of that fourteen-day period.

•	We do not pay interest, including any additional amounts, on a debt security within 30 calendar days of its due date and in the case of PifCo, the trustee has not received such payments from amounts on deposit, from Petrobras under a guaranty by the end of that thirty-day period.

•	We remain in breach of any covenant or any other term of the indenture for 60 calendar days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	In the case of any convertible security of Petrobras, it remains in default in the conversion of any security of such series for 30 days after it receives a notice of default stating that it is in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

•	The maturity of any indebtedness of Petrobras or PifCo in a total aggregate principal amount of U.S.$100,000,000 or more is accelerated in accordance with the terms of that indebtedness, considering that prepayment or redemption by us of any indebtedness is not acceleration for this purpose.

•	In the case of PifCo, one or more final and non-appealable judgments or final decrees is entered against it involving an aggregate liability (not paid or not fully covered by insurance) valued at the equivalent of U.S.$100,000,000 or more, where such judgments or final decrees have not been vacated, discharged or stayed within 120 calendar days after first being rendered.

•	In the case of Petrobras, if it is adjudicated or found bankrupt or insolvent or it is ordered by a court or pass a resolution to dissolve.

•	We stop paying or we admit that we are generally unable to pay our debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders.

•	In the case of PifCo, if proceedings are initiated against it under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

•	An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of our undertakings or assets and is not discharged or removed within 90 calendar days.

•	We voluntarily commence proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or we enter into any composition or other similar arrangement with our creditors under applicable Brazilian law (such as a concordata, which is a type of liquidation agreement).

•	We file an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to us, or we take legal action for a readjustment or deferment of any part of our indebtedness.

•	An effective resolution is passed for, or any authorized action is taken by any court of competent jurisdiction, directing our winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders.

•	In the case of PifCo, if any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

•	In the case of PifCo, if the relevant indenture for the debt securities, in whole or in part, ceases to be in full force or enforceable against it, or it becomes unlawful for PifCo to perform any material obligation under the indenture, or it contests the enforceability of or deny its liability under the indenture.

•	In the case of PifCo, if Petrobras fails to retain at least 51% direct or indirect ownership of PifCo’s outstanding voting and economic interests, equity or otherwise.

•	Any other event of default described in the applicable prospectus supplement occurs. (Petrobras Section 5.01; PifCo Section 5.01)
     For these purposes, “indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the United States, would be a capital lease obligation).
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.
     Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under Brazilian law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Petrobras Section 5.02; PifCo Section 5.02)
     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonably satisfactory protection from expenses and liability. This protection is called an “indemnity.” (Petrobras Section 6.03; PifCo Section 6.03) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These same holders may also direct the trustee in performing any other action under the indenture. (Petrobras Section 5.12; PifCo Section 5.12) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction during the sixty-day period that is inconsistent with the above notice. (Petrobras Section 5.07; PifCo Section 5.07)
     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Petrobras Section 5.08; PifCo Section 5.08)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
     We will furnish to the trustee within 90 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. In addition, we will notify the trustee within 15 days (or promptly in the case of certain bankruptcy-related events of default) after becoming aware of the occurrence of any event of default. (Petrobras Section 10.05; PifCo Section 10.05)
Regarding the Trustee
     We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.
     If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF MANDATORY CONVERTIBLE SECURITIES
     We may issue mandatorily convertible securities under which holders receive a specified number of our common shares or preferred shares at a future date or dates. The price per mandatory convertible security and the number of common shares or preferred shares, as the case may be, that holders receive at maturity may be fixed at the time mandatory convertible securities are issued or may be determined by reference to a specific formula set forth in the mandatory convertible security. The mandatory convertible securities also may require us to make periodic payments to the holders of the mandatory convertible securities, and such payments may be secured.
     The applicable prospectus supplement will describe the material terms of the mandatory convertible securities. Reference will be made in the applicable prospectus supplement to the mandatory convertible securities, and, if applicable, collateral, depositary or custodial arrangements, relating to the mandatory convertible securities. Material U.S. and Brazilian federal income tax considerations applicable to the holders of the mandatory convertible securities will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt securities, preferred shares (which may be in the form of ADSs) or common shares (which may be in the form of ADSs). Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.
Debt Warrants
     The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.
General
     We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.
     The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.
Terms of the Debt Warrants to Be Described In the Prospectus Supplement
     The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:
•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	the maximum or minimum number of debt warrants that you may exercise at any time; and

•	any other terms of the debt warrants.
     You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.
Exercise of Debt Warrants
     Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.
     Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.
Modification and Waiver
     There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.
     Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:
•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

•	any reduction of the period of time during which the debt warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under “Changes Requiring a Majority Vote.”
     Changes Requiring a Majority Vote. The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under “Changes Requiring Your Approval” or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.
     Changes Not Requiring Approval. The third type of change does not require any vote or consent by the holders of debt warrant certificates. This type is limited to clarifications and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.
Merger, Consolidation, Sale or Other Dispositions
     Unless otherwise indicated in a prospectus supplement, under the debt warrant agreement for each series of debt warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guaranty of our obligations. If the other company becomes legally responsible by a means other than a guaranty, we will be relieved from all such obligations.
Enforceability of Rights; Governing Law
     The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.
Additional Terms of the PifCo Debt Warrants
     Debt securities to be issued by PifCo under the debt warrants and the PifCo debt warrant agreement will be guaranteed by Petrobras. See “Description of the Guaranties.”

Equity Warrants
     The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.
General
     We may issue warrants for the purchase of our equity securities (i.e., our common shares and preferred shares, which may be in the form of ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.
     We may issue equity warrants in connection with preemptive rights of our shareholders in connection with any capital increase, and in those circumstances we may choose to issue equity warrants in uncertificated form to the extent permitted by Brazilian law. In addition, if any equity warrants are offered in connection with preemptive rights, we may exclude holders resident in the United States from that offering to the extent permitted by Brazilian law. Equity warrants (other than equity warrants issued in connection with preemptive rights) are to be issued under equity warrant agreements to be entered into by us and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.
Terms of the Equity Warrants to Be Described in the Prospectus Supplement
     The particular terms of each issue of equity warrants, the equity warrant agreement (if any) relating to such equity warrants and the equity warrant certificates (if any) representing such equity warrants will be described in the applicable prospectus supplement. This description will include:
•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (i.e., preferred shares or common shares) that can be purchased upon exercise of the equity warrants;

•	the total number of preferred shares or common shares that can be purchased upon exercise of each equity warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related preferred shares or common shares with which the equity warrants are issued and the number of the equity warrants issued with each preferred share or common share;

•	if applicable, whether and when the equity warrants and the related preferred shares or common shares will be separately transferable;

•	whether the equity warrants will be in registered or bearer form;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.
     You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.
     Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of common shares or preferred shares that can be purchased upon the exercise of each equity warrant (other than equity warrants issued in connection with preemptive rights) will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares or preferred shares. Instead of adjusting the number of common shares or preferred shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares or ADSs upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.
     Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.
Exercise of Equity Warrants
     Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preferred shares or common shares may be issued in the form of ADSs.
     Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price, delivery of the equity warrant certificate (if any) properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement and satisfaction of any other applicable requirements specified in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and Waiver
     There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.
     Changes Requiring Your Approval. First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:
•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the total number of preferred shares or common shares that can be purchased upon exercise of any equity warrant;

•	any reduction of the period of time during which the equity warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under “—Changes Requiring a Majority Vote.”
     Changes Requiring a Majority Vote. The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under “—Changes Requiring Your Approval” or changes that would not adversely affect holders of equity warrants in any material respect.
     Changes Not Requiring Approval. The third type of change does not require any vote or consent by the holders of equity warrant certificates. This type is limited to clarifications, amendments, supplement and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.
Merger, Consolidation, Sale or Other Dispositions
     Unless otherwise indicated in a prospectus supplement, under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.
Enforceability of Rights; Governing Law
     The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE GUARANTIES
     The following description of the terms and provisions of the guaranties summarizes the general terms that will apply to each guaranty that we deliver in connection with an issuance of debt securities or debt warrants by PifCo. When PifCo sells a series of its debt securities or debt warrants, Petrobras will execute and deliver a guaranty of that series of debt securities or debt warrants for the benefit of the holders of that series of debt securities or debt warrants. You should read the more detailed provisions of the applicable guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such guaranty.
     Pursuant to any guaranty, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PifCo has failed to make the required payments under a series of debt securities and the PifCo indenture or under the debt warrants and the PifCo debt warrant agreement, to indemnify you for unpaid claims against PifCo, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by Petrobras under the guaranty will be an amount equal to the amount of those claims plus interest thereon from the date PifCo was otherwise obligated to make its payments under the PifCo indenture to the date Petrobras actually makes payment under the guaranty. Petrobras will be obligated to make these payments by the expiration of any applicable grace periods under the PifCo indenture and the applicable terms of the debt securities or debt warrants. Petrobras may have the right to defer its obligation under the guaranty to make payments under certain circumstances described in the applicable prospectus supplement.
     Only one guaranty will be issued by Petrobras in connection with the issuance of a series of debt securities or debt warrants by PifCo. Each guaranty will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York Mellon will act as guaranty trustee under each guaranty.
     A guaranty may include certain covenants and other provisions relating to Petrobras. The description of the applicable guaranty in the prospectus supplement will summarize the material provisions thereof and reference will be made to the guaranty.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS
General
     JPMorgan Chase Bank N.A. has agreed to act as the depositary for the American depositary shares. The depositary offices are located at 4 New York Plaza, New York, New York 10004. American depositary shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs are normally represented by certificates that are commonly known as American depositary receipts or ADRs. The depositary has appointed a custodian, as agent of the depositary, to safekeep the securities on deposit under the applicable deposit agreement.
     The depositary issues the ADSs under two amended and restated deposit agreements among us, the depositary and all registered holders from time to time of ADRs issued thereunder. Each ADS represents an ownership interest in two common or two preferred shares, as the case may be, in each case deposited with the custodian, as agent of the depositary, under the applicable deposit agreement. Each ADS will also represent any securities, cash or other property hereinafter deposited with the depositary but which they have not distributed directly to you. Unless specifically requested, all ADSs are issued on the books of our depositary in book-entry form and periodic statements are mailed to holders entitled thereto reflecting their ownership interests in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
     You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly and, as such, Petrobras will refer to you as the “ADR holder.” When Petrobras refers to “you,” Petrobras assumes the reader owns ADSs and will own ADSs at the relevant time. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
     If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound by its terms and to the terms of the ADR that represents your ADSs. The applicable deposit agreement and the ADR specify Petrobras’ rights and obligations as well as your rights and obligations and those of the depositary. As an ADR holder you have agreed to appoint the depositary to act on your behalf in certain circumstances. The deposit agreements and the ADRs are governed by New York law. However, Petrobras’ obligations to the holders of the preferred shares and common shares will continue to be governed by the laws of Brazil, which may be different from the laws in the United States. Because the depositary or its nominee will actually be the registered owner of the preferred shares or common shares, you must rely on it to exercise the rights of a shareholder on your behalf.
     The following is a summary of the material terms of each of the two deposit agreements. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement applicable to your ADSs and the form of ADR which contains the terms of such ADSs. You can read a copy of the deposit agreements, which were each filed as an exhibit to the Form F-6 registration statements previously filed with the Commission. You may also obtain a copy of the deposit agreements at the SEC’s Public Reference Room. See “Where You Can Find More Information.”
Dividends and Distributions
     We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on preferred shares or common shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the applicable deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

     Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
     Distributions of Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If we shall have advised the depositary pursuant to the provisions of the applicable deposit agreement that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the depositary shall become aware of any other governmental approval or license required therefor, the depositary may, in its reasonable discretion, apply for such approval or license, if any, as we or our Brazilian counsel may reasonably instruct in writing or as the depositary may deem desirable including, without limitation, Brazilian Central Bank registration. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.
     Distributions of Shares. In the case of a distribution in preferred shares or common shares, the depositary will issue additional ADRs to evidence the number of ADSs representing the aggregate preferred shares or common shares deposited. Only whole new ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.
     The distribution of new ADRs or the modification of the ADS-to-share ratio upon a distribution of preferred shares or common shares will be reduced by applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay the taxes or governmental charges, the depositary may sell all or a portion of the new preferred shares or common shares so distributed.
     No distribution of new ADRs as described above will be made if it would violate the U.S. securities laws, or any other law, or if it is not operationally practicable. If the depositary does not distribute new ADRs as described above, it will use its best efforts to sell the preferred shares or common shares received and will distribute the proceeds of the sale as in the case of a distribution of cash.
     Distributions of Rights. In the case of a distribution of rights to subscribe for additional preferred shares or common shares or other rights, if we provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your right.
     If we do not furnish such evidence, however, the depositary may:
•	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

•	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.
     We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.
     Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

     If the depositary determines that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
     Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices. Subject to the other provisions of the applicable deposit agreement (including the ADRs issued thereunder), the depositary shall cause any cash distribution that is paid in a currency other than U.S. dollars to be converted into U.S. dollars as promptly as reasonably practicable under the circumstances after the receipt thereof. The distribution will be reduced by any applicable fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement.
     The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, preferred shares or common shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.
Issuance of ADSs upon Deposit of Preferred Shares or Common Shares
     The depositary will issue ADSs if you or your broker deposits preferred shares or common shares or evidence of rights to receive preferred shares or common shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named in the applicable prospectus supplement to deposit such shares.
     Preferred shares or common shares deposited in the future with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.
     The custodian will hold all deposited preferred shares or common shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the preferred shares or common shares and only have such rights as are contained in the applicable deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited preferred shares or common shares. The deposited preferred shares or common shares and any such additional items are referred to as “deposited securities.”
     Upon each deposit of preferred shares or common shares, receipt of related delivery documentation and compliance with the other provisions of the applicable deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
Withdrawal of Shares Upon Cancellation of ADSs
     When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying preferred shares or common shares to you or upon your written order. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
     The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of preferred shares or common shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.
     This right of withdrawal may not be limited by any other provision of the applicable deposit agreement.
Record Dates
     The depositary may, or shall if required, in each case after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
•	to receive any distribution on or in respect of preferred shares or common shares,

•	to give instructions for the exercise of voting rights at a meeting of holders of shares,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act in respect of other matters
all subject to the provisions of the applicable deposit agreement.
Voting Rights
     According to Petrobras’ charter, preferred shares do not entitle the holder to vote except as provided by Brazilian law under limited circumstances, including upon default in the payment of dividends for three consecutive years. A holder of an ADR representing a common share will generally have the right under the applicable deposit agreement to instruct the depositary to exercise the voting rights for the common shares represented by your ADRs. The voting rights of holders of preferred shares and common shares are described in “Item 10. Memorandum and Articles of Association of Incorporation—Voting Rights” in the annual report on Form 20-F of Petrobras and PifCo for the year ended December 31, 2008, which is incorporated by reference in this prospectus.
     If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the preferred shares or common shares that underlie your ADSs. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the preferred shares or common shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying preferred shares or common shares or other deposited securities, to vote or to have its agents vote the preferred shares or common shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. To the extent such instructions are not so received by the depositary from any holder, the depositary shall take such action as is necessary, upon our written request and subject to applicable law, and the terms and conditions of the deposited securities, to cause such underlying preferred shares or common shares to be counted for the purposes of satisfying applicable quorum requirements.
     Neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications
     The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the applicable deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
     Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Charges
          The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of preferred shares or common shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a preferred share or common share distribution, rights and/or other distribution prior to such deposit to pay such charge.
          The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing preferred shares or common shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:
•	a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•	a fee of U.S.$0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the applicable deposit agreement;

•	a fee of U.S.$0.02 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering the ADRs (which fee may be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	reimbursement of such fees, charges and expenses as are incurred by the depositary (including, without limitation, expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation;

•	any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of the preferred shares or common shares or other deposited securities (which charge shall be assessed against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of preferred shares or common shares;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars.
          We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between the depositary and us. The charges described above may be amended from time to time by agreement between the depositary and us.
          Our depositary reimburses us for certain expenses we incur that are related to our ADR programs, including investor relations expenses and exchange application and listing fees. The amount of reimbursement available to us is not based upon the amounts of fees the depositary collects from investors. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing preferred shares or common shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.
Payment of Taxes
          ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.
          By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations and Mergers
          If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:
•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	none of the above.

          If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendments and Termination
          We may agree with the depositary to amend either deposit agreement and the ADSs issued thereunder without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by each and any deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of either or both deposit agreements or the forms of ADR to ensure compliance therewith, we and the depositary may amend or supplement a deposit agreement and the ADRs at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
          The depositary may, and shall at our written direction, terminate a deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under such deposit agreement on the 60th day after our notice of removal was first provided to the depositary. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales (as long as it may lawfully do so), without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash and for any obligations to the company under the indemnifications provisions of such deposit agreement.
Limitations on Obligations and Liabilities
     Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time, we or the depositary or its custodian may require:
•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of preferred shares or common shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the applicable deposit agreement;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the applicable deposit agreement and the ADRs issued or to be issued thereunder, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the applicable deposit agreement and any regulations which the depositary is informed of in writing by us which are deemed desirable by the depositary, the company or the custodian to facilitate compliance with any applicable rules or regulations of the Banco Central do Brasil or Comissão de Valores Mobiliários.
     The issuance of ADRs, the acceptance of deposits of preferred shares or common shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of preferred shares or common shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary or, in order for us to comply with applicable law; provided that the ability to withdraw preferred shares or common shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of preferred shares or common shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
     Each deposit agreement expressly limits the obligations and liability of the depositary, our respective agents and ourselves. Neither we nor the depositary nor any such agent will be liable if:
•	any present or future law, rule or regulation of the United States, the Federative Republic of Brazil or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions and computer failure) shall prevent, delay, or subject any of us or them to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under a deposit agreement or the ADRs issued thereunder;

•	it performs its obligations under a deposit agreement and/or the ADRs issued thereunder without gross negligence or bad faith;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting preferred shares or common shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with a deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to a deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.
     Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon our instructions or our Brazilian counsel’s instructions in respect of any approval or license of the Brazilian government or any agency thereof required for any currency conversion, transfer or distribution. Neither we nor the depositary nor any of our or their respective agents shall be liable to holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages.
     The depositary may own and deal in any class of our securities and in ADSs.

Disclosure of Interest in ADSs
          To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of preferred shares or common shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.
Books of Depositary
          The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary or requested by us. The depositary will maintain facilities for the delivery and receipt of ADRs.
Pre-Release of ADSs
     Unless requested in writing to cease doing so at least two business days prior to the proposed deposit, the depositary may issue ADSs prior to the receipt of preferred shares or common shares (each such transaction a “pre-release”) only if (i) such pre-released ADRs are fully collateralized (marked to market daily) with cash, government securities or such other collateral as the depositary deems appropriate held by the depositary for the benefit of registered holders of ADRs (but such collateral shall not constitute deposited securities held under the applicable deposit agreement, (ii) each recipient of pre-released ADRs represents and agrees in writing with the depositary that such recipient or its customer (a) beneficially owns such preferred shares or common shares, (b) assigns all beneficial right, title and interest therein to the depositary, (c) holds such preferred shares or common shares for the account of the depositary and (d) will deliver such preferred shares or common shares to the custodian as soon as practicable and promptly upon demand therefor and (iii) all pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by pre-released ADRs). The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the registered holders of ADRs (other than the applicant).
Appointment
          In each deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.
Governing Law
          Each deposit agreement and the ADRs issued thereunder shall be governed by and construed in accordance with the laws of the State of New York. In each deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

FORM OF SECURITIES, CLEARING AND SETTLEMENT
Global Securities
     Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.
     We will issue the securities in global form, without interest coupons. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company, known as DTC, and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).
     Beneficial interests in the global securities may be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream, Luxembourg Banking, société anonyme on behalf of the owners of such interests. We refer to Euroclear S.A./N.V. and Clearstream, Luxembourg Banking, société anonyme as “Euroclear” and “Clearstream, Luxembourg,” respectively.
     Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, Luxembourg, if they are participants in those systems, or indirectly through organizations that are participants in those systems.
     Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Securities
     Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.
     DTC has advised that it is:
•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:
•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•	will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
     As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
     Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the trustee to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
     Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.
     Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way under the rules and operating procedures of those systems.
     Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream, Luxembourg. To deliver or receive an interest in a global security held in a Euroclear or Clearstream, Luxembourg account, an investor must send transfer instructions to Euroclear or Clearstream, Luxembourg, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream, Luxembourg.
     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream, Luxembourg immediately following the DTC settlement date. Cash received in Euroclear or Clearstream, Luxembourg from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.
     DTC, Euroclear and Clearstream, Luxembourg have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Securities
     Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.
     In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.
     For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities—Payment Provisions—Paying Agents.”
Clearstream, Luxembourg and Euroclear
     Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
     Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures
     We understand that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
     We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.
     You should be aware that investors will only he able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.
     In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.
     Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.
     Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Same-Day Settlement and Payment
     The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream, Luxembourg and Euroclear” above.
Certificated Debt Securities
     We will issue debt securities to you in certificated registered form only if:
•	the depositary is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have appointed a qualified successor within 90 days; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

     If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.
     In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments of principal of, interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.
     Unless and until we issue the debt securities in fully-certificated, registered form,
•	you will not be entitled to receive a certificate representing our interest in the debt securities;

•	all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

•	all references in this prospectus supplement or in the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

PLAN OF DISTRIBUTION
     At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.
     Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.
     We may sell the securities from time to time in their initial offering as follows:
•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
     In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
     The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.
     From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, may then resell those securities to the public.
     We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
     If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
     We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.
     Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.
EXPENSES OF THE ISSUE
     The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	80,000
Printing and Engraving Expenses	15,000
Miscellaneous	20,000

Total	$315,000

EXPERTS
     The consolidated financial statements of Petrobras (and its subsidiaries) and PifCo (and its subsidiaries) as of and for the years ended December 31, 2008, 2007 and 2006, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2008, appearing in the combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2008, have been audited by KPMG Auditores Independentes, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority KPMG Auditores Independentes as experts in accounting and auditing.
     The unaudited consolidated financial information of Petrobras (and its subsidiaries) and PifCo (and its subsidiaries) as of and for the nine-month periods ended September 30, 2009 and 2008, incorporated by reference herein, were reviewed by KPMG Auditores Independentes. KPMG Auditores Independentes has reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, its reports included in the Petrobras Form 6-K furnished to the SEC on November 27, 2009, and PifCo Form 6-K furnished to the SEC on November 27, 2009, and incorporated by reference herein, state that it did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on such information should be restricted in light of the limited nature of the review procedures applied. KPMG Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.
     The summary reports of DeGolyer and MacNaughton, independent petroleum engineering consultants, which are referenced in this prospectus, have been referenced in this prospectus in reliance upon the authority of the firm as experts in estimating proved oil and gas reserves.
VALIDITY OF SECURITIES
     Mr. Nilton de Almeida Maia, Petrobras’ general counsel, will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties for Petrobras as to certain matters of Brazilian law. Walkers, special Cayman Islands counsel to PifCo, will pass upon the validity of the debt securities and debt warrants issued by PifCo as to certain matters of Cayman Islands law. The validity of the debt securities, warrants, guaranties and mandatory convertible securities will be passed upon by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.
ENFORCEABILITY OF CIVIL LIABILITIES
Petrobras
     Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil.
     Mr. Nilton de Almeida Maia, Petrobras’ general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	it is for the payment of a sum certain of money;

•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

•	it is not subject to appeal;

•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese; and

•	it is not contrary to Brazilian national sovereignty, public policy or good morals.
     Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.
     Mr. Nilton de Almeida Maia has also advised Petrobras that:
•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

•	if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice;

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;

•	a new law has been enacted in Brazil to regulate judicial and extrajudicial reorganization and liquidation of business companies. Such law revoked the previous Brazilian Bankruptcy law. The new law is not applicable to mixed capital companies, such as Petrobras, and does not provide whether the federal government of Brazil is liable for Petrobras’ obligations in the event of bankruptcy;

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching certain of its assets;

•	according to recent changes to the Brazilian Corporate Law, mixed-capital companies such as Petrobras, are no longer protected from bankruptcy proceedings and its controlling shareholder, the federal government of Brazil, is no longer contingently liable for Petrobras’ obligations; and

•	certain of Petrobras’ exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’ concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.
PifCo
     PifCo is duly incorporated as an exempted limited liability company under the laws of the Cayman Islands. All of the directors and officers of PifCo reside in Brazil. All or a substantial portion of the assets of PifCo and of such directors and officers are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PifCo or such persons or to enforce, in the United States courts, judgment against PifCo or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.
     PifCo has been advised by its Cayman Islands counsel, Walkers, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, a judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the courts of the Cayman Islands without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands, where the judgment (i) is final and conclusive; (ii) is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules; (iii) is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and (iv) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. There is doubt, however, as to whether the courts of the Cayman Islands will (i) recognize or enforce judgments of United states courts predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (ii) in original actions brought in the Cayman Islands, impose liabilities upon the civil liability provisions of the securities laws of the United states or any state thereof, on the grounds that such provisions are penal in nature.
     A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement with the SEC on Form F-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.
     We are subject to the information requirements of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     Preferred shares and common shares of Petrobras, each represented by ADSs, are listed on the New York Stock Exchange under the symbols “PBRA” and “PBR”, respectively. Additional information concerning us and our securities may be available through the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:
PifCo
     (1) The combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2008, filed with the SEC on May 22, 2009.
     (2) The PifCo Report on Form 6-K containing financial information for the nine-month period ended September 30, 2009, prepared in accordance with U.S. GAAP, furnished to the SEC on November 27, 2009.
     (3) Any future filings of PifCo on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of PifCo on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.
Petrobras
     (1) The Petrobras Report on Form 6-K relating to Petrobras’ Business Plan for 2009—2013, furnished to the SEC on January 26, 2009.
     (2) The combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2008, filed with the SEC on May 22, 2009.
     (3) The Petrobras Report on Form 6-K relating to the downgrade by Standard & Poor’s of Petrobras’ and PifCo’s debt ratings, furnished to the SEC on June 11, 2009.
     (4) The Petrobras Report on Form 6-K relating to the approval by Petrobras’ board of directors of an interest-on-own-capital payment to shareholders in the amount of R$2.6 billion, furnished to the SEC on June 26, 2009.
     (5) The Petrobras Report on Form 6-K relating to Petrobras’ R$25 billion loan from the Banco Nacional de Desenvolvimento Econômico e Social (BNDES), the Brazilian National Development Bank, furnished to the SEC on July 31, 2009.
     (6) The Petrobras Report on Form 6-K relating to the approval by Petrobras’ board of directors of an interest-on-own-capital payment to shareholders, furnished to the SEC on August 11, 2009.
     (7) The Petrobras Report on Form 6-K relating to an increase in planned investments in the Abreu e Lima Refinery, furnished to the SEC on August 27, 2009.
     (8) The Petrobras Report on Form 6-K outlining the new exploration and production regulatory model for the pre-salt layer and in potentially strategic areas, furnished to the SEC on August 31, 2009.
     (9) The Petrobras Report on Form 6-K relating to a new discovery in the central region of the Gulf of Mexico, furnished to the SEC on September 2, 2009.

     (10) The Petrobras Report on Form 6-K relating to Petrobras’ strategy for the construction of drilling rigs in Brazil, furnished to the SEC on September 14, 2009.
     (11) The Petrobras Report on Form 6-K relating to new discoveries in the Santos Basin Pre-Salt concession area, furnished to the SEC on September 15, 2009.
     (12) The Petrobras Report on Form 6-K relating to the approval by Petrobras’ board of directors of an interest-on-own-capital payment to shareholders in the amount of R$1.76 million, furnished to the SEC on September 22 2009.
     (13) The Petrobras Report on Form 6-K relating to the settlement of a dispute with the National Petroleum, Natural Gas and Biofuels Agency (“ANP”) for payment of special government participation taxes on the Marlim field, furnished to the SEC on October 26, 2009.
     (14) The Petrobras Report on Form 6-K relating to the signing of a U.S.$10 billion 10-year loan agreement with the China Development Bank, and a petroleum export agreement with a subsidiary of China Petro-Chemical Corp (Sinopec), furnished to the SEC on November 4, 2009.
     (15) The Petrobras Report on Form 6-K relating to clarifications on the proposed capitalization and transfer of rights to explore and produce oil and natural gas in the pre-salt areas under discussion in the Brazilian Congress, furnished to the SEC on November 20, 2009.
     (16) The Petrobras Report on Form 6-K relating to the payment of shareholder dividends for the 2009 fiscal year, furnished to the SEC on November 25, 2009.
     (17) The Petrobras Reports on Form 6-K containing financial information for the nine-month period ended September 30, 2009, prepared in accordance with U.S. GAAP, furnished to the SEC on November 27, 2009.
     (18) The Petrobras Report on Form 6-K/A relating to the authorization granted by the ANP to Petrobras for drilling in the Santos Basin pre-salt area to establish reserves for the proposed transfer of oil and natural gas exploration and production rights, furnished to the SEC on December 2, 2009.
     (19) The Petrobras Report on Form 6-K related to the execution of contracts for the construction of the Abreu and Lima Refinery in the total amount of R$8.9 billion, furnished to the SEC on December 3, 2009.
     (20) Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Petrobras on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.
We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Petrobras’ Investor Relations Department located at Avenida República do Chile, 65 — 22nd Floor, 20031-912—Rio de Janeiro, RJ, Brazil (telephone: 55-21-3224-1510).